UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TIVO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TiVo Inc.

2160 Gold Street

P.O. Box 2160

Alviso, CA 95002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, AUGUST 1, 2007

To our Stockholders:

The 2007 Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation, will be held on Wednesday, August 1, 2007, beginning at 10:30 a.m. local time at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

1.	Election of three directors to hold office until the 2010 Annual Meeting of Stockholders;

2.	Ratification of the selection of KPMG LLP as independent auditors of TiVo for its fiscal year ending January 31, 2008;

3.	Amendment of our Amended & Restated Certificate of Incorporation to increase the number of shares authorized to be issued by 125,000,000 shares; and

4.	Transaction of any other business as may properly come before the Annual Meeting.

All holders of record of shares of TiVo common stock at the close of business on June 4, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to stockholders on or about June 22, 2007.

By order of the Board of Directors,

Thomas S. Rogers
Chief Executive Officer and President

Alviso, California

                    , 2007

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TiVo Inc.

2160 Gold Street

P.O. Box 2160

Alviso, CA 95002

PROXY STATEMENT

This proxy statement is being solicited on behalf of the Board of Directors of TiVo Inc. for use at the Annual Meeting of Stockholders of TiVo Inc., including any postponements or adjournments, to be held on Wednesday, August 1, 2007 beginning at 10:30 a.m. at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. This proxy statement and accompanying proxy card are being first mailed to stockholders on or about June 22, 2007.

ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our 2007 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three directors, ratification of the selection of the Company’s independent auditors, and any other business as may properly come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on June 4, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the 2007 Annual Meeting. If you were a stockholder of record as of the close of business on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of TiVo common stock?

Each outstanding share of TiVo common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Please also see “How do I vote?” for instructions on voting at the annual meeting if you hold your shares in “street name.”

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding as of the close of business on the record date will constitute a quorum, permitting the meeting to conduct its business. At the close of business on May 1, 2007, there were 97,474,913 shares of our common stock outstanding and entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders, who wish to vote at the meeting, will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company at our principal executive office, 2160

Gold Street, P.O. Box 2160, Alviso, CA 95002, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

What are the Board of Director’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for the election of three directors to hold office until the 2010 Annual Meeting of Stockholders (see Proposal 1); and

•	for ratification of the selection of KPMG LLP as independent auditors for TiVo for its fiscal year ending January 31, 2008 (see Proposal 2); and

•	for the increase to the number of shares authorized to be issued under TiVo’s Amended & Restated Certificate of Incorporation by 125,000,000 shares (see Proposal 3).

With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

All votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted in accordance with the recommendations of the Board. With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion, as the case may be with respect to the item not marked. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Amendment to our Amended & Restated Certificate of Incorporation. The affirmative vote of the holders of shares of our common stock representing a majority of the outstanding shares of our common stock entitled to vote on the matter is required for the approval of the amendment to our Amended & Restated Certificate of Incorporation to increase the number of shares authorized by 125,000,000. A properly executed proxy marked “Abstain” with respect to the Certificate of Incorporation amendment, and any broker non-votes, will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there is a quorum. An abstention on this matter, however, is not an affirmative vote and will have the same effect as a vote against this matter.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval at which a quorum is present as is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares present in person or represented by proxy. A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Share represented by such “broker non-votes” will, however be count in determining whether there is a quorum.

There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.

Who pays for the solicitation of proxies?

We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of our Common Stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $15,000, plus expenses.

Is my vote confidential?

Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.

How do I find out the voting results?

Final voting results will be announced at the meeting and will be published in our Quarterly Report on Form 10-Q for the quarter ending October 31, 2007. We will file this quarterly report with the Securities and Exchange Commission (“SEC”). After the Form 10-Q is filed, you may obtain a copy by:

•	visiting our website; or

•	contacting our Investor Relations department at (408) 519-9677.

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Our Amended & Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Subject to certain limited exceptions, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board is presently composed of nine members. The Board has selected the three Class II director nominees listed below to be re-elected at the 2007 Annual Meeting. All of the nominees for election to this class are currently directors of TiVo. The term of office of each person elected as a director at this meeting will continue until the 2010 Annual Meeting or until the director’s successor has been duly elected or appointed and qualified, or until such director’s earlier death, resignation, or removal.

On May 7, 2007, Mr. Perry informed the Board that he would be willing to serve on our Board for one more year. Accordingly, the Board did not nominate Mr. Perry for re-election at the 2007 Annual Meeting of Stockholders. However, since our Board desires Mr. Perry’s service as a director for the one additional year he is willing to serve, our Board determined on May 10, 2007 to reclassify Mr. Perry as a Class III director with a term expiring at our 2008 Annual Meeting of Stockholders. In connection with Mr. Perry’s reclassification as a Class III director, the Board reclassified Jeffrey Hinson, who was initially appointed to our Board in January 2007 as a Class III director, as a Class II Director. As such, our Board has nominated Mr. Hinson to stand for re-election at the 2007 Annual Meeting of Stockholders. Mr. Perry will serve the remaining one year term of the Class III directorship previously held by Mr. Hinson. Mr. Perry has informed the Board that he does not presently intend to stand for re-election at the 2008 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the directors, director nominees, or executive officers of TiVo.

The names of the nominees, their ages as of May 1, 2007 and certain other information about them are set forth below:

Charles B. Fruit	[Picture]

Age:	60

Director Since:	2004

Class/Expiration:	Class II/2007

Committee:	Audit Committee

Principal Occupation:	The Coca-Cola Company - Senior Advisor for Marketing Strategy and Innovation, since March 2006; Senior Vice President and Chief Marketing Officer from June 2004 to March 2006; Senior Vice President, Integrated Marketing, from October 2001 to June 2004; Marketing Chief of Staff, from November 2000 to October 2001.

Other Directorships:	Gannet Co., Inc. (NYSE: GCI).

Jeffrey T. Hinson	[Picture]

Age:	51

Director Since:	2007

Class/Expiration:	Class II/2007

Committee:	Audit Committee

Principal Occupation:	Independent Consultant

Other Directorships:	Live Nation, Inc. (NYSE: LYV); Windstream Corporation (NYSE: WIN).

David M. Zaslav	[Picture]

Age:	47

Director Since:	2000

Class/Expiration:	Class II/2007

Committee:	Audit Committee; Chairman, Pricing Committee

Principal Occupation:	President and Chief Executive Officer, Discovery Communications, Inc. since January 2007; Executive Vice President of NBC and President of NBC Universal Cable and Domestic TV and New Media Distribution from May 2006 until January 2007; Executive Vice President of NBC and President of NBC Cable from October 1999 until May 2006.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

DIRECTORS NOT STANDING FOR ELECTION AND EXECUTIVE OFFICERS

The members of the Board whose terms or directorships do not expire at the 2007 Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below:

Randy Komisar	[Picture]

Age:	52

Director Since:	1998

Class/Expiration:	Class I/2009

Committee:	Chairman, Nominating and Governance Committee; Technology Committee

Principal Occupation:	Partner, Kleiner Perkins Caufield and Byers since 2005; Strategic business advisor since 1996.

Mark W. Perry	[Picture]

Age:	63

Director Since:	2003

Class/Expiration:	Class III/2008

Committee:	Chairman, Audit Committee; Pricing Committee

Principal Occupation:	General Partner, New Enterprise Associates since 1996.

Michael Ramsay	[Picture]

Age:	57

Director Since:	1997

Class/Expiration:	Class I/2009

Committee:	Chairman, Technology Committee

Principal Occupation:	Founder and former Chairman of the Board and Former Chief Executive Officer, TiVo Inc.

Thomas S. Rogers	[Picture]

Age:	52

Director Since:	2003

Class/Expiration:	Class III/2008

Committee:	None.

Principal Occupation:	President and Chief Executive Officer, TiVo Inc.

Other Directorships:	Idearc (NYSE: IAR)

Joseph Uva	[Picture]

Age:	51

Director Since:	2004

Class/Expiration:	Class III/2008

Committee:	Compensation Committee

Principal Occupation:	Chief Executive Officer, Univision Communications, Inc.

Other Directorships:	Univision Communications, Inc. (NYSE: UVN)

Geoffrey Y. Yang	[Picture]

Age:	48

Director Since:	1997

Class/Expiration:	Class I/2009

Committee:	Chairman, Compensation Committee; Nominating and Governance Committee

Principal Occupation:	Managing Director, Redpoint Ventures and General Partner, Institutional Venture Partners

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

We have adopted corporate governance guidelines titled “Corporate Governance Guidelines of TiVo Inc.” which are available at www.tivo.com by first clicking “About TiVo Inc.”, then “Investor Relations,” and then “Corporate Governance.” These principles were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to enhance the accountability of the Board to our stockholders.

DIRECTOR INDEPENDENCE

The Board makes an annual determination of independence as to each Board member under the current standards for “independence” established by NASDAQ Global Market (“NASDAQ”). In April 2007, the Board determined that a majority of its directors and nominees for election at the 2007 Annual Meeting are independent under these standards, comprising Messrs. Fruit, Komisar, Perry, Yang, Zaslav, Hinson, and Uva. In evaluating the independence of these Board members, our Board considered any transactions which may have occurred between us and any of these Board members (or any parties related to these Board members) since last year’s determination of independence. The Board considered the following transactions from fiscal year 2007 in making this determination: (1) marketing and content deals with CSTV of which Mr. Fruit is a member of CSTV’s Board of Directors; (2) purchases and sales from and to Discovery Communications, Inc., or DCI, of advertising as well as purchased broadcast airtime of which Mr. Zaslav became CEO and President of DCI in January 2007; (3) the entry into a licensing and marketing agreement with OneTrueMedia, or OTM, with whom Mr. Komisar is a member of the Board of Directors of OTM; and (4) sale of advertising to OMD with whom Mr. Uva was formerly President and CEO of OMD Worldwide until his departure to Univision Communications, Inc. in March 2007. The Board determined that none of these transactions qualified as related-party transactions nor were of such a nature as to affect each of the respective Board members’ independence.

DIRECTOR NOMINATING PROCESS

The Nominating and Governance Committee considers candidates for director nominees proposed by Directors, the Chief Executive Officer, and security holders. The Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees.

The Committee evaluates all aspects of a candidate’s qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives. As set forth in accordance with the Nominating and Governance Committee’s charter, the same evaluating procedures apply to all candidates for director nomination, including candidates submitted by security holders. Among a candidate’s qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of security holders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment.

The Nominating and Governance Committee will consider prospective candidates nominated by security holders, in accordance with the Company’s Amended & Restated Bylaws and its Amended & Restated Certificate of Incorporation, if the name(s) and supporting information are submitted by certified or registered mail to: Corporate Secretary, TiVo Inc., 2160 Gold St., P.O. Box 2160, Alviso, CA 95002. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company’s 2008 Annual Meeting is strongly encouraged to do so no later than the date stockholder proposals meeting the requirements of SEC Rule 14a-8 are due. See “Stockholder Proposals for 2008 Annual Stockholders’ Meeting.”

SECURITY HOLDER COMMUNICATIONS WITH THE BOARD

Security holders may contact the Board regarding bona fide issues or questions about TiVo by mail, facsimile, or e-mail, addressed as follows: Board of Directors, or individual director, c/o Corporate Secretary, 2160 Gold St., P.O. Box 2160, Alviso, CA 95002; or by Fax: (408) 519-3304; or by e-mail: Board@tivo.com. The Corporate

Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.

CODE OF CONDUCT

We have adopted a code of conduct that applies to all our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Vice President, Controller & Treasurer, as required by applicable securities laws, rules of the SEC, and the applicable NASDAQ listing standards. This code of conduct is posted on our Website located at www.tivo.com. The code of conduct is available at www.tivo.com by first clicking “About TiVo Inc.”, then “Investor Relations,” then “Corporate Governance” and finally click on “TiVo’s Code of Conduct.”

MEETINGS AND COMMITTEES OF THE BOARD

THE BOARD

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met nine times during the fiscal year ended January 31, 2007. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2007. Our policy is to encourage our Board members to attend each annual meeting of stockholders, and one Board member attended our 2006 Annual Meeting.

THE COMMITTEES

The Board has the following five standing committees: (1) Audit; (2) Compensation; (3) Nominating and Governance; (4) Pricing; and (5) Technology. During fiscal year 2007, the Board also temporarily established a Special Pricing Committee as further described below. The primary functions of each committee and its current members are described below. The composition of the committees for fiscal year 2008 is presented in the table below. Each of these committees (other than the Special Pricing Committee) has a written charter approved by the Board. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation, and Nominating and Governance Committees is independent, as the term is defined by applicable NASDAQ listing standards and SEC rules. A copy of each of our written committee charters can be found at www.tivo.com by first clicking “About TiVo Inc.”, then “Investor Relations,” and then “Corporate Governance.”

Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the engagement of our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of our internal accounting controls. The Audit Committee is composed of three outside directors who are not our officers or employees. The Audit Committee met six times during fiscal year 2007. For fiscal year 2008, the current Chair of the Audit Committee is Mr. Perry and the other current members are Messrs. Fruit and Hinson. Mr. Zaslav resigned his position with the Audit Committee effective after the March 5, 2007 Audit Committee meeting, following Mr. Hinson’s appointment to our Board and subsequent appointment to the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Mr. Perry and Mr. Hinson are each an “audit committee financial expert” as defined by SEC rules. The Audit Committee has a written charter attached to this Proxy Statement as Appendix A and is available at www.tivo.com by first clicking “About TiVo Inc.”, then “Investor Relations,” and then “Corporate Governance.”

Compensation Committee. The Compensation Committee is responsible for determining salaries and incentive compensation for our directors and executive officers and for administering our stock option incentive plans. The Compensation Committee met five times during fiscal year 2007. For fiscal year 2008, the current Chair of the Compensation Committee is Mr. Yang and the other current member is Mr. Uva. The members of our Compensation Committee are “independent” as required by the listing requirements of NASDAQ. For further discussion of the process and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis.”

Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board in November 2002 for the purpose of, among other things, (i) making recommendations to the Board regarding candidates for membership on the Board and regarding the size and composition of the Board, (ii) establishing procedures for the nomination process, and (iii) reviewing matters related to our corporate governance. The Nominating and Governance Committee met eleven times during fiscal year 2007. For fiscal year 2008, the current Chair of the Nominating and Governance Committee is Mr. Komisar and the other current member is Mr. Yang. The members of our Nominating and Governance Committee are “independent” as required by the listing requirements of NASDAQ.

Pricing Committee. The Pricing Committee is authorized and directed by the Board to negotiate the terms of certain offerings, issuances, and sales of securities of the Company, in either private placements or registered offerings. The Pricing Committee did not meet during fiscal year 2007. For fiscal year 2008, the current Chair of the Pricing Committee is Mr. Zaslav and the other current member is Mr. Perry.

Technology Committee. The Technology Committee is responsible for, among other things, making recommendations to the Board regarding intellectual property assets of the Company, future technological developments, and the integration with or acquisition of third party technology. The Technology Committee is composed of three directors. For fiscal year 2008, the current Chair of the Technology Committee is Mr. Ramsay and the other current members are Messrs. Komisar and Yang. The Technology Committee met four times during fiscal year 2007.

Special Pricing Committee. The Special Pricing Committee was established by the Board in August 2007 for the limited purpose of approving the price and amount of shares offered for sale in the September financing activity. The Special Pricing Committee was composed of three directors who were Randy Komisar, Joseph Uva, and Charles Fruit. The Special Pricing Committee met one time during fiscal year 2007.

The following table sets forth the composition of the Board’s standing committees for fiscal year 2008 as well as the number of meetings for each standing committee during fiscal year 2007:

Name of Director	Audit	Compensation	Nominating and Goverance	Pricing	Technology
Independent Directors
Charles B. Fruit	X
Jeffrey T. Hinson	X
Randy Komisar			*		X
Mark W. Perry	*			X
Geoffrey Y. Yang		*	X		X
Joseph Uva		X
David M. Zaslav				*
Employee Directors
Michael Ramsay					*
Thomas S. Rogers
Former Directors
David H. Courtney (1)
Number of Meetings in Fiscal Year 2007	6	6	11	0	4

X = Committee member;             * = Chair;

(1)   Resigned from the Board April 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee are Messrs. Uva and Yang. Neither of the current members of our Compensation Committee is currently or has been, at any time since its formation, an officer or employee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a matter of policy all related-party transactions between TiVo and any of its officers, directors, or principal stockholders, are approved by the Audit Committee or a majority of the independent and disinterested members of the Board, are on terms no less favorable to TiVo than could be obtained from unaffiliated third parties, and are in connection with bona fide business purposes. For a discussion of other transactions with related-parties described elsewhere, see the “Director Independence” section under the heading “Corporate Governance,” “Executive Compensation and Other Information—Compensation Discussion and Analysis—Severance and Change of Control Payments” and “Executive Compensation and Other Information—Employment, Severance, and Change of Control Agreements.”

Directors and Executive Officers.

We have entered into indemnity agreements with substantially all of our directors and officers that provide, among other things, that TiVo will indemnify these persons, under circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or employee, and otherwise to the full extent permitted under Delaware law, TiVo’s Amended & Restated Bylaws, and TiVo’s Amended & Restated Certificate of Incorporation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION & ANALYSIS

The following discussion and analysis contains statements regarding individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of Compensation Program

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. Our Compensation Committee reviews and recommends for approval by our Board all compensation, both cash and equity, to be paid to our executive officers. The Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive. This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 21, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

Our compensation program for executive officers is designed to attract individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, to retain those individuals who continue to perform at or above the levels that we expect, and to remain competitive relative to the compensation paid to similarly situated executives of our peer companies. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and departmental performance. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

We account for equity compensation paid to our employees under the guidance of SFAS No. 123R, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that most cash compensation paid will be tax deductible for us. However, the cash compensation we pay as well as the gain recognized by optionees upon the exercise of stock options or by recipients of restricted stock awards may not be fully deductible by us at the time the cash compensation or award is otherwise taxable to the employee.

Role of Executive Officers in Compensation Decisions

The Committee makes all recommendations to the Board regarding salary, bonus, and equity awards for all executive officers of the Company, including the named executive officers. The Chief Executive Officer and the Senior Vice President of Human Resources annually review the performance of each of the executive officers (other than the Chief Executive Officer and the Senior Vice President of Human Resources, of which the Chief Executive Officer reviews the performance of the Senior Vice President of Human Resources and the Chief Executive Officer’s performance is reviewed by the Committee). The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by us and reward the executives for achieving those goals. In furtherance of this, management has engaged Compensia, Inc., an outside management consulting firm providing executive compensation advisory services, to conduct an annual review of our total compensation program for our executive officers, including our named executive officers. For our fiscal year 2007, Compensia provided management and the Committee with relevant market data, including data from the Radford Management Survey for the technology industry and Mellon Executive Total Compensation Survey, and alternatives to consider with respect to compensation structures when making compensation decisions.

In making compensation decisions, the Committee compares each element of total compensation against a select peer group of publicly-traded media and technology companies. This select peer group, which is reviewed and approved by the Committee, consists of companies against which the Committee believes we compete for talent.

The following represents the select peer group of media companies used for FY07:

•	Citadel Broadcasting

•	Cox Radio

•	Cumulus Media

•	Emmis Communications

•	Entercom Communications

•	Gemstar-TV Guide International

•	Gray Television

•	Westwood One

•	Hearst-Argyle Television

•	Lin TV

•	Lodgenet Entertainment

•	Paxson Communications Corp

•	Pixar

•	Radio One

•	Sinclair Broadcast Group

•	Sirius Satellite Radio

•	XM Satellite Radio Holdings

The following represents the select peer group of technology companies used for FY07:

•	Akamai Technologies

•	Ariba

•	Borland Software

•	CNET Networks

•	Drugstore.com

•	Infospace

•	Macrovision

•	OpenTV

•	RealNetworks

•	Salesforce.com

•	Seachange International

•	Webex Communications

•	Netflix

For use as additional reference points during FY07, the Committee also evaluated our overall mix of cash and equity compensation and incentive opportunities for executives against select “market-makers.” While compensation of this “market-makers” peer group is reviewed to assess pay practices of leading companies, this data is not utilized for setting TiVo executive pay levels as these companies are significantly larger than TiVo today.

•	Adobe Systems, Inc.

•	Apple Computers

•	Bea Systems

•	Broadcom

•	Ebay

•	Google

•	Hewlett-Packard Company

•	Microsoft

•	News Corp.

•	Palm

•	Seagate Technology

•	Time Warner Inc.

•	Yahoo!

•	Intuit

Executive Compensation Components

The principal components of compensation for named executive officers are:

•	base salary;

•	equity compensation;

•	incentive compensation;

•	post-termination severance payments in connection with limited events; and

•	perquisites and other personal benefits.

Base Salary Compensation

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. The Committee intends that base salary compensation be consistent with the market range of our peer group (generally 50th to 75th percentile of position specific market data) and reflective of individual executive performance. The Committee’s choice of the foregoing percentiles to apply to the selected peer group data reflects a consideration of our stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals, while conserving cash and equity as much as practicable. For cash compensation purposes, executive officers are sorted into categories that reflect the most relevant comparison for the skills and labor market for their position; positions are categorized as follows:

(a)	Technology category reflects market for engineering, product marketing and certain General & Administrative, otherwise known as G&A, positions;

(b)	Media category reflects market for corporate development and ad sales positions; and

(c)	Blend of Tech/Media category reflects market for marketing and most G&A positions.

Base salary levels are typically reviewed annually as part of our performance review process as well as upon a promotion or other change in job responsibility. In March 2006, for our fiscal year 2007, our Board only approved raises for two of our named executive officers, Mark Roberts and Jeffrey Klugman. In March 2007, for our fiscal year 2008, our Board approved the following increases in annual base salary for our named executive officers, effective February 1, 2007 (except for Steve Sordello, whose increase will be effective August 21, 2007, his one year anniversary). The following table sets forth each named executive officers’ ending annual base salary as of January 31, 2006 and 2007, as well as their projected annual base salary as of January 31, 2008.

Name	Title	FY06	FY07	FY08
Thomas S. Rogers	President and CEO	$750,000	$750,000	$800,000
Steven Sordello	SVP, CFO	—	$290,000	$315,000
James Barton	SVP, R&D, CTO	$275,000	$275,000	$300,000
Mark Roberts	SVP, Consumer Products & Operations	$265,000	$285,000	$315,000
Jeffrey Klugman	SVP & GM Service Provider Division	$225,000	$275,000	$315,000

Equity Compensation

We provide our named executive officers and other employees with stock options and/or restricted stock grants as additional elements of an employee’s total compensation. For equity compensation purposes, annual equity awards ranges are based solely on the technology company peer group data. The Committee utilizes equity grants to ensure sufficient retention and future performance emphasis via annual stock option grants and/or restricted stock awards. In this way, the Committee is able to both pay for performance and enhance the link between the creation of stockholder value and long-term executive incentive compensation. The Committee believes that equity grants allow executives to have the opportunity for increased ownership in TiVo (further aligning executive’s interests with those of stockholders) while maintaining competitive levels of total compensation. The Committee targets an individual’s opportunity to earn compensation through stock options and restricted stock generally between the technology company peer group 50th to 75th percentile of the equity grant data.

We make awards of stock options to our named executive officers, executives, and other continuing employees on an annual basis in the spring each year (typically in March or April). We also make awards of stock options to newly hired or promoted executives and employees at other times throughout the year. Newly hired or promoted executives and employees receive their award of stock options typically on the 7th or 21st of the month following the later of their start date (for newly hired employees) or approval of the grant by the CEO for non-executive employees and by the Board for all executive-level employees. Options are awarded at the NASDAQ’s closing price of our common stock on the date of grant. We do not grant options with an exercise price that is less than the closing price of our common stock on the grant date.

Option awards granted by our Board and the CEO typically vest at a rate of 1/48th per month over the first four years of the ten-year option term. However, option grants to newly hired employees vest 25% on the first anniversary, with the remainder vesting at a rate of 1/36th per month over the next three years of the ten-year option term. During fiscal year 2007, other than to our CEO, the Board has not granted performance based vesting, only time vested, grants to executives or employees. Vesting and exercise rights cease upon termination of “continuous service”, except in the case of death (subject to a one year limitation) or disability. “Continuous service” means that an individual’s service with us, whether as an employee, member of our Board or consultant, is not interrupted or terminated. Additionally, our executives may be entitled to accelerated vesting of their equity grants under certain circumstances in the event of change in control, as discussed below. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

In fiscal year 2007, the Board granted a mix of stock options and restricted stock to named executive officers (other than our Chief Executive Officer) and other executives in an effort to balance rewarding long-term performance and short-term performance and retention goals. Annual stock option awards were targeted at 2/3 of the market median long term incentive value; individual awards varied based on performance and awards were made in the spring of 2006. In addition, the Board provided for restricted stock grants to be made as part of the executive incentive plan, with the size of award based on performance against annual corporate and departmental goals (see discussion below under incentive compensation). The restricted stock award size was targeted at 1/3 of the market median long term incentive value and would vest 100% upon the second anniversary of their date of grant. This mix of equity compensation for 2007 was intended to balance a focus on long term performance and retention (via options) and a near term focus on critical corporate level goals (via restricted stock awards linked to the annual incentive plan).

During fiscal year 2007, our Board made additional select grants of restricted stock to certain named executive officers and other executives. In September 2006, Jim Barton and Mark Roberts received such individual grants of restricted stock, which will cliff vest 100% 18 months after the grant date. These restricted stock grants in fiscal year 2007 were used to provide additional retention and incentive opportunity for select recipients.

After his one year anniversary in July 2006, our Board granted our Chief Executive Officer 400,000 stock options, which cliff vest 100% on the fourth anniversary of the date of grant, with up to 100,000 vesting earlier subject to our meeting certain operational performance goals in fiscal years 2007, 2008, and 2009. Our Board determined that this option appropriately aligns our CEO’s long-term performance incentives with the creation of stockholder value.

The value of the shares subject to the stock option and restricted stock grants for fiscal year 2007 to the named executive officers are reflected in the “Summary Compensation Table” table below and further information about these grants is reflected in the “Grants of Plan—Based Awards” table below.

In fiscal year 2008, at the recommendation of our management, the Board approved a shift to an option-only approach. The Board concluded that such an approach would focus management on our short-term and long-term growth opportunities through a mix of cash incentives and stock options. The Board determined that a higher risk profile better aligned our management with our current business goals. Option-only awards provide executives with more leverage and greater long-term retention value if our stock price performance improves while linking actual executive compensation with shareholder value creation. The Committee targeted our named executive officer’s (excluding our CEO) opportunity to earn compensation through stock options generally between the technology company peer group 50th to 75th percentile of the equity grant data. For our CEO, our Board targeted his equity opportunity at a point above the 75th percentile for the technology company peer group, but balanced this greater equity incentive opportunity in favor of long-term stockholder value creation by only permitting a portion of these stock options to vest earlier than four years.

Name	Title	FY08 Option Grant	Option Terms
Thomas S. Rogers	President and CEO	700,000	400,000 vest ratably over 48 months; and 300,000 cliff vest at the end of the 4th year. * * *
		300,000	300,000 cliff vest at the end of the 4th year, but are subject to earlier vesting based on the achievement of Company performance goals.
Steven Sordello	SVP, CFO	100,000	Vests ratably over 48 months.
James Barton	SVP, R&D, CTO	144,000	Vests ratably over 48 months. * * *
		350,000	175,000 vests ratably over 24 months; 175,000 cliff vest in two years.
Mark Roberts	SVP, Consumer Products & Operations	144,000	Vests ratably over 48 months.
Jeffrey Klugman	SVP & GM Service Provider Division	144,000	Vests ratably over 48 months.

Incentive Bonus Compensation

Each year in the spring, the Board upon the recommendation of the Committee approves an incentive compensation plan meant to motivate and reward superior performance by the named executive officers and other executives. The Board sets the incentive bonus opportunity for individuals to reflect the executive’s level for the current fiscal year (e.g. SVP or VP). The Board targets cash incentive bonus opportunity generally at the 50th percentile incentive level for each executive’s particular peer group (technology, media or blended technology/media) (delivering total cash opportunity between 50th and 75th percentile based on individual base salary position). For fiscal year 2007, the Board also included an opportunity to earn additional equity in the form of restricted shares. If earned, the restricted shares would vest 2 years from date of grant. Restricted share awards were targeted to deliver approximately 1/3 of the market median long term incentive value of such executive’s targeted bonus opportunity. The Board retains discretion to revise incentive compensation plan goals during the year should circumstances warrant, such as changing business needs or corporate goals in response to market conditions.

Cash Incentive Bonus Compensation

In fiscal year 2007, our named executive officers and other executives were eligible to receive targeted amounts of cash and restricted stock under our fiscal year 2007 incentive plan. The amount of actual bonuses of cash and/or restricted stock was based on the achievement of objective Company and departmental performance goals and was lower than targeted amounts based on the pre-determined formula that was applied by our Compensation Committee and Board. Target cash bonuses for named executive officers (excluding the Company’s Chief Executive Officer whose target is $500,000 per his employment agreement) for fiscal year 2007 was the following percentages of the recipient’s base salary: Steven Sordello – 50%; Stuart West – 40%; Jim Barton – 50%; Mark Roberts – 50%; and Jeffrey Klugman – 50%.

For our named executive officers (excluding our Chief Executive Officer) and other executives, the objective performance goals were based on meeting certain goals with respect to the Company’s overall performance (fifty percent (50%)) as well as departmental performance (fifty percent (50%)). Our Chief Executive Officer’s objective performance goals were based solely (100%) on the Company’s overall performance. Corporate goals included driving increased TiVo-Owned subscription growth, increased service and technology revenues, and improved cash-flow.

Departmental and team performance goals focused on growth, milestone achievements related to product delivery dates, and expense management. In addition to the above corporate goals, our Chief Executive Officer’s bonus was also determined based on increases in media advertising and ARM sales revenue and new product deployment and distribution deals. Our exact numerical targets for corporate and departmental objectives are not disclosed because they are considered confidential and proprietary. However, as evidenced by our fiscal year 2007 payout amounts, discussed below, our Board establishes corporate and departmental objectives at levels which our Board believes require significant performance by executives and are not easily achieved. Under the fiscal year 2007 incentive plan, the Company’s executives received up to twenty percent (20%) of their full fiscal year 2007 targeted cash bonuses at the mid-point of the Company’s fiscal year based upon the Committee’s assessment and recommendation to the Board of the individual’s achievement of the pre-determined departmental performance goals for the first half of fiscal year 2007, with the remaining eighty percent (80%) (50% corporate and 30% departmental) paid out at year end.

Our Committee and Board felt that each executive officers’ bonus should be equally weighted towards both company-wide goals and departmental/team goals. However, since our Chief Executive Officer oversees our entire operations, our Board determined that his bonus would be based solely on company-wide performance measures. Each component of the bonus is independent of the other components, and we will pay the applicable percentage of the bonus if an objective is attained, regardless of whether any or all of the other objectives are attained. Our Committee and Board chose the specified goals because they would both reward growth in subscriptions and revenues, but also efficient management of the business through improved cash flows. Thus, our Committee and Board considered the chosen metrics to be the best indicators of financial success and stockholder value creation. The departmental performance objectives are determined by the Board upon the recommendation of the Committee after consultation with executive management. The departmental objectives are selected based on each department’s role in enabling the Company to reach its company-wide goals for the year.

Actual payouts of cash incentive bonuses for fiscal year 2007 were below targeted levels (with actual cash bonuses paid at 54% to 86% of targeted amounts for our named executive officers) primarily because we did not achieve full targets for gross subscription additions, increased revenues, and improved cash flows. The cash incentive bonus compensation earned by the named executive officers in fiscal year 2007 is set forth below in the “Summary Compensation Table”.

In fiscal year 2008, the named executive officers and other executives will be eligible to receive targeted amounts of cash, but not restricted stock, under the 2008 incentive plan. The amount of actual cash bonuses will be based on the achievement of objective Company and departmental performance goals and may be higher or lower than targeted amounts according to a pre-determined formula that will be applied by the Compensation Committee and the Board. Target cash bonuses for named executive officers (excluding the Company’s Chief Executive Officer whose target will be $525,000 per his revised employment agreement) for fiscal year 2008 are the following percentages of the recipient’s base salary: Steven Sordello – 50%; Jim Barton – 50%; Mark Roberts – 50%; and Jeffrey Klugman – 50%.

The objective performance goals for fiscal year 2008 applicable to our named executive officers, other than our Chief Executive Officer, are based fifty percent (50%) corporate performance goals and fifty percent (50%) departmental goals. Corporate goals include driving increased TiVo-Owned subscription gross additions, increased service and technology revenues, and improved Adjusted EBITDA (which is defined as income before interest expense, provision for income taxes and depreciation, amortization, and stock-based compensation expense). Departmental and team performance goals are focused on certain areas of our growth, milestone achievements related to product delivery dates, and expense management. In addition, there is an extra bonus target opportunity of ten percent (10%) of annual base salary applicable to corporate performance goals in connection with TiVo’s ending cumulative subscription number for fiscal year 2008.

For fiscal year 2008, our Chief Executive Officer’s target bonus will be based on the achievement of specified levels of the following corporate goals: TiVo-Owned subscription gross additions; increased service and technology revenues; improved Adjusted EBITDA; new partnership, deployment, and other deals; and increased media advertising and ARM sales revenue. All fiscal year 2008 cash incentive bonus payments will be made after the end of fiscal year 2008 as determined by the Board upon the recommendation of the Committee based upon year end results.

Our Committee and Board chose the specified goals for our fiscal year 2008 for our executives because they would both reward growth in subscriptions and revenues, but also efficient management of the business through improved Adjusted EBITDA. Thus, our Committee and Board considered the chosen metrics to be the best indicators of financial success and stockholder value creation. In keeping with its past practices, our Board established these corporate and departmental objectives at levels which our Board believes require significant performance by executives, are not easily achieved, but if achieved would be the best indicator of stockholder value creation.

Non-Cash Incentive Bonus Compensation

In fiscal year 2007, our named executive officers and other executives were also eligible to receive targeted amounts of restricted stock under our fiscal year 2007 incentive plan. The amount of such actual awards of restricted stock was based on the achievement of objective corporate and departmental performance goals and was lower than targeted amounts based on the pre-determined formula that was applied by our Compensation Committee and Board. Target amounts of restricted stock bonuses for named executive officers (excluding the Company’s Chief Executive Officer who was not eligible for a restricted stock bonus under our fiscal year 2007 incentive bonus plan due in part to the continued vesting of his existing restricted stock grant) for fiscal year 2007 were the following: Jim Barton – 11,000; Mark Roberts – 11,000; and Jeffrey Klugman – 11,000. These restricted stock grants under the plan will vest 100% after two years from the date of grant.

Actual grants of restricted stock bonuses for fiscal year 2007 were below targeted levels (payouts ranged between approximately 57% and 75% of targets) primarily because we did not achieve our full corporate and departmental objectives as detailed above under our fiscal year 2007 incentive plan. The value of the shares subject to the restricted stock grants to the named executive officers for the fiscal year 2007 incentive plan are reflected in the “Summary Compensation Table — FY07” table below and further information about these grants is reflected in the “FY07 Grants of Plan-Based Awards” table below.

2008 Incentive Milestone Plans

In addition to our fiscal year 2008 cash incentive plan, we have instituted individual milestone plans for three of our named executive officers. These individual milestone plans were approved by the Board at the recommendation of the Committee to provide additional incentive and reward superior performance around our key corporate goals. The Board set these goals at levels requiring significant performance by the individual executive, which, if successful, would provide valuable contribution towards our long-term corporate performance. Individuals are eligible to receive more or less than their targeted amounts based on percentage achievement of specified goals. Mark Roberts, Jeff Klugman, and Jim Barton will be eligible to receive targeted milestone bonuses for fiscal year 2008, or later in the case of Jim Barton, ranging from 16% to 83% of their annual base salaries payable upon the achievement and deployment of specified products and product features or specified deployment and relationship milestones. Jim Barton’s targeted milestone bonus also includes a matching grant of restricted stock as valued based on the approximate average TiVo stock price during the fourth quarter of fiscal year 2007. The Committee determined that the restricted stock component of Mr. Barton’s milestone bonus would enable Mr. Barton to share in any increase in TiVo’s stock price due to the multi-year duration of his milestone plan.

Severance and Change of Control Payments

Each of our named executive officers and all of our other executives have executed a change of control severance agreement with us. Our Board determined to provide these change of control severance agreements in order to mitigate some of the risk that exists for executives working in a small to mid-sized technology company. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of any acquisition, particularly where the services of these executives may not be required by the acquirer. Our change in control severance agreements with our executives each have a “double trigger” requiring both a qualifying “change in control” event, as discussed later in this proxy, and then for the executive to be terminated other than for “cause” or due to a “disability,” each as defined in the agreements, or for them to terminate their employment for “good reason,” as described later in this proxy. Only our Chief Executive Officer and Chief Financial Officer’s change in control severance agreements permit them to terminate their employment with us for “good reason” if, in the case of our CEO, he no longer reports to our Board (or, if we have a parent company, to the Board of our ultimate parent company), or in the case of our CFO, he no longer reports to our CEO (or, if we have a parent company, to the CEO of the parent company). Our Board determined that these additional triggers were appropriate for our CEO and CFO because of the unique reporting relationship of these executives. For quantification of these severance and change of control benefits, please see the discussion under “Change of Control Severance Agreements” below.

Additionally, effective March 21, 2007, our Board approved an additional provision applicable only to our Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. After consultation with our outside counsel and an evaluation of market data and the estimated costs involved as provided to our Board by Deloitte Tax LLP, our Board determined that this benefit to our CEO was appropriate under the circumstances. These reasons, included, but were not limited to, preserving the intended benefit to our CEO of his existing employment arrangements, avoiding any conflict between the CEO’s personal financial impact and pursuing any transaction as appropriate for the Company, as well as his unique compensation history with us, as a former independent Board member, where certain tax penalties may be more easily triggered.

Additionally, on September 28, 2005, we entered into an employment transition and separation agreement with David H. Courtney, our Chief Financial Officer and Executive Vice President, Group Executive, Corporate Products & Services Group. Mr. Courtney resigned from his employment with TiVo and his position as a member of our board of directors, effective as of April 15, 2006. During the transition period in which Mr. Courtney agreed to continue in his current position to facilitate the orderly transition of his duties within TiVo and to permit TiVo time to conduct a search for his replacement, Mr. Courtney received his current base salary, and remained eligible to participate in all standard employee benefit plans and programs, including group medical, dental, vision, life, and disability insurance and other programs. Mr. Courtney also received his second half fiscal 2006 executive bonus compensation based on achievement of deliverables under the plan to be paid at the same time as to other executives, and received a grant of fully-vested restricted stock equal to $70,500 in connection with the executive bonus plan. After April 15, 2006, Mr. Courtney received the following lump sum severance payments: $300,000 representing 12 months of base salary; $50,000 representing his fiscal 2006 individual bonus target; and $112,500 representing nine months of fiscal 2007 target bonus compensation. Mr. Courtney also received 12 months of accelerated vesting on all unvested outstanding stock awards with the right to exercise any vested awards through December 31, 2006. Mr. Courtney was also reimbursed the cost of his continued participation in group medical, dental, vision, life and disability insurance for up to 12 months following his resignation. We also agreed to continue to indemnify Mr. Courtney against all claims related to actions arising prior to his termination and will use our best efforts to continue to include past officers and directors in our Directors and Officers Liability insurance, both for so long as Mr. Courtney is subject to any possible claim.

Additionally, effective September 4, 2006, we entered into a consulting agreement with Stuart West, which expired on January 31, 2007. We entered into the consulting arrangement with Mr. West to aid in the transition of his duties as our former acting chief financial officer to our new Chief Financial Officer, Steven Sordello, as well as to ensure that he remain available to assist in any on-going financing, investor relations, and accounting activities being pursued by us at the time of his resignation. As part of his consultation fee, Mr. West was eligible for: continued vesting of his previously granted stock options and restricted stock awards through January 31, 2007 as long as he remained in “continuous service”, as defined by our Amended & Restated 1999 Equity Incentive Plan; receipt of his first half fiscal year 2007 incentive bonus, to be paid at the same time the first-half of fiscal year 2007 executive bonus compensation is paid to other participants; half of his second half fiscal year 2007 incentive bonus (which was zero); and half of his fiscal year 2007 retention bonus, payable on November 30, 2007 for $25,000, in connection with his services as acting chief financial officer.

Perquisites and Other Personal Benefits

The named executive officers and other executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees.

In fiscal year 2008, pursuant to his employment agreement, our Chief Executive Officer is entitled to certain special benefits and perquisites. These special benefits and perquisites were approved by our Board as a result of our CEO’s residence in New York and our corporate offices being located in California. These special benefits and perquisites included the following: once per quarter flights for our CEO’s family to fly out to California from New York; rental car while in California; a furnished apartment while in California; a $5,000 non-business related meal allowance; internet and cable for his home office; and the payment of personal life and disability policy premiums. For quantification of these special benefits and perquisites, please see the “Summary Compensation Table — FY07” table below and related footnotes. There were no special benefits or perquisites provided to any other named executive officers in fiscal year 2007.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Committee may approve cash and equity-based compensation that may not be fully deductible in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation

Beginning on February 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate it by reference into a document under the Securities Act or the Securities Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Geoffrey Y. Yang (Chair)
Joseph Uva

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(i)		(j)

Thomas S. Rogers President and Chief Executive Officer (Principal Executive Officer)	FY 2007	$750,000	$—		$570,110	$1,772,967	$303,000	$171,626	(5)	$3,567,703

Steven Sordello Senior Vice President, Chief Financial Officer (Principal Financial Officer)	FY 2007	$130,871	$—		$48,565	$243,456	$28,406	$156	(6)	$451,454

David H. Courtney Former Executive Vice President, Chief Financial Officer (Former Principal Financial Officer)	FY 2007	$62,500	$—		$—	$154,811	$—	$433,737	(7)	$651,048

Stuart West Acting Chief Financial Officer and Vice President, Finance (Former Principal Financial Officer)	FY 2007	$135,051	$25,000	(1)	$126,007	$265,377	$27,050	$14,913	(8)	$593,398

Mark Roberts Senior Vice President of Consumer Products and Operations	FY 2007	$285,000	$—		$284,277	$148,926	$141,768	$666	(6)	$860,637

James Barton Chief Technical Officer and Senior Vice President	FY 2007	$275,000	$—		$99,357	$298,680	$137,225	$653	(6)	$810,915

Jeffrey Klugman Senior Vice President & General Manager of Service Provider & Media Advertising Services	FY 2007	$275,000	$—		$129,550	$211,458	$97,694	$619	(6)	$714,321

(1)

Bonus payments made pursuant to Mr. West’s employment transition and consulting agreement. For additional information regarding these payments, see the discussion of Mr. West’s agreement in “Severance and Change of Control Payments” above.

(2)

The amounts included in column (e) represent the Company's compensation costs that were recognized in fiscal year 2007 related to awards of restricted stock granted during the fiscal year, previous fiscal years, and grants made subsequent to the end of the fiscal year pursuant to our 2007 Executive Incentive Plan and related to fiscal year 2007 performance. This expense has been determined in accordance with FASB Statement 123 (R). The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007.

(3)

The amounts included in column (f) represent the Company’s compensation costs that were recognized in fiscal year 2007 related to grants of options during fiscal year 2007 and previous fiscal years determined in accordance with FASB Statement 123 (R).

(4)

The amounts included in column (g) are composed entirely of cash bonuses awarded under the fiscal year 2007 incentive plan with respect to performance during fiscal year 2007. A portion of these bonuses were paid during fiscal year 2007, with the remainder paid in fiscal year 2008

(5)

This amount consists of $38,472 for housing, housing related and living expenses, $38,125 in insurance related expenses and $21,631 in family travel related expenses pursuant to Mr. Rogers’ Employment Agreement with TiVo. Additionally we paid $72,182 in tax gross up payments made in connection with these taxable perquisites received by him pursuant to his Employment Agreement. Additionally Mr. Rogers had $1,216 of imputed income for group term life insurance premiums paid on Mr. Rogers’ behalf.

(6)	This amount is imputed income for group term life insurance premiums paid on behalf of the executive.

(7)

This amount consists of severance payments of $300,000 in lieu of salary and $112,500 in lieu of bonus payments pursuant to Mr. Courtney’s employment transition agreement, $20,997 of vacation accrual payments and $240 of imputed income for group term life insurance premiums paid on Mr. Courtney’s behalf. For additional information regarding these amounts, see the discussion of Mr. Courtney’s agreement in “Severance and Change of Control Payments” above.

(8)	This amount consists of $14,678 of vacation accrual payments and $237 of imputed income for group term life insurance premiums paid on Mr. West’s behalf.

Fiscal Year 2007 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (11)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)		(k)	(l)

Thomas S. Rogers	7/17/2006									400,000	(8)	$6.51	$1,912,400
	N/A	$250,000	$500,000	$1,000,000

Steven Sordello	8/21/2006									450,000	(9)	$7.25	$2,182,140
	8/21/2006							15,000	(3)			$—	$108,750
	N/A	$32,575	$65,151	$130,301

David Courtney	3/29/2006							9,737	(4)			$—	$70,496

Stuart West	3/20/2006							4,833	(5)			$—	$32,429
	3/29/2006									30,000	(10)	$7.24	$73,733
	N/A	$23,000	$46,000	$46,000

James Barton	3/29/2006									104,000	(10)	$7.24	$569,920
	3/29/2006							7,140	(6)			$—	$51,694
	9/13/2006							20,000	(7)			$—	$160,400
	N/A	$68,750	$137,500	$275,000	5,500	11,000	22,000

Mark Roberts	3/29/2007									104,000	(10)	$7.24	$569,920
	3/29/2007							6,491	(6)			$—	$46,995
	9/13/2007							20,000	(7)			$—	$160,400
	N/A	$71,250	$142,500	$285,000	5,500	11,000	22,000

Jeffrey Klugman	3/29/2006									104,000	(10)	$7.24	$569,920
	3/29/2006							5,223	(6)			$—	$37,815
	N/A	$68,750	$137,500	$275,000	5,500	11,000	22,000

(1)

These amounts represent the threshold, target and maximum amounts that could have been earned for fiscal year 2007 pursuant to the cash incentive bonus awards provided under the fiscal year 2007 incentive plan. Actual amounts earned for fiscal year 2007 are included in the Summary Compensation Table above. For additional information regarding plan-based awards granted to our named executive officers, see Compensation Discussion and Analysis above.

(2)

The amounts shown reflect the threshold, target, and maximum number of shares of restricted stock that could have been earned for fiscal year 2007 pursuant to the fiscal year 2007 incentive plan. Actual amounts earned for fiscal year 2007 are included in the Summary Compensation Table above. For additional information regarding plan-based awards granted to our named executive officers, see Compensation Discussion and Analysis above.

(3)	These shares were granted upon Mr. Sordello's employment with TiVo and vest 100% upon the first anniversary of the date of grant.

(4)	These shares reflect the number of shares granted pursuant to the fiscal year 2006, Executive Incentive Plan, and vest 100% on the date of grant.

(5)

These shares reflect the number of shares of stock granted pursuant to the fiscal year 2006 Executive Incentive Plan, which were subsequently cancelled on September 4, 2006, upon Mr. West's termination of employment with TiVo.

(6)	These shares reflect the number of shares of stock granted pursuant to the fiscal year 2006 Executive Incentive Plan, and vest 100% upon the first anniversary of the date of grant.

(7)	These shares were issued as a retention incentive to key executive officers of the Company, and the shares vest 100% after 18 months from the date of grant.

(8)	This option vests 100% on July 17, 2010. However, 100,000 shares may vest earlier, subject to the attainment of certain company performance goals.

(9)	Stock vests 25% on the first anniversary of the date of grant, with the balance vesting 1/36th per month over the next three years.

(10)	Stock option vests in 48 equal monthly installments.

(11)

The amounts set forth in this column are the full grant date fair value of the awards determined in accordance with FASB Statement 123 (R). The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ending January 31, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)
(a)	(b)	(c)	(d)		(e)
Thomas S. Rogers	—	$—	87,500	(2)	$644,875
Steven Sordello	—	$—	—		$—
David H. Courtney	443,697	$1,025,263	9,737	(3)	$70,496
Stuart West	29,500	$83,931	25,000	(4)	$172,250
Mark Roberts	90,099	$216,699	20,000	(4)	$137,800
James Barton	—	$—	—		$—
Jeffrey Klugman	93,700	$314,050	25,000	(4)	$172,250

(1)

Value realized on exercise is based on the closing market price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

(2)	Represents the vesting of 25%, or 87,500, of Mr. Rogers' July 1, 2005 restricted stock grant in accordance with the terms of the grant.

(3)	Restricted shares were 100% vested on the March 29, 2006, the date of grant.

(4)	Represents the 100% vesting of restricted stock granted on October 6, 2005, in accordance with the terms of the grant.

(5)	The value realized on vesting is based on the closing market price of our common stock on the date of vesting multiplied by the number of shares covered by the award and acquired upon vesting.

Potential Payments Upon Termination or Change-In-Control

Named Executive Officers	Benefit	Death or Disability	Termination Without Cause or With Good Reason (Without Change in Control)	Termination Without Cause or With Good Reason (With Change in Control)
Thomas S. Rogers	Cash payments		$1,625,000	$1,625,000	(4)
	Medical insurance		$41,211	$41,211
	Stock Option and Stock Appreciation Rights- unvested and accelerated(1)		$—	$—
	Restricted Stock - Unvested and accelerated(2)	$702,188	$702,188	$1,404,375
	Extension of exercisability of Stock Options(3)	$0 - $1,966,928	$0 - $2,202,970	$0 - $4,215,640
	Extension of exercisability of Stock Appreciation Rights(3)	$0 - $1,568,888	$0 - $1,578,250	$0 - $2,525,200

Steven Sordello	Cash payments			$435,000
	Medical insurance			$24,399
	Stock Option - unvested and accelerated(1)			$—
	Restricted Stock - Unvested and accelerated(2)			$80,250

Mark Roberts	Cash payments			$320,625
	Medical insurance			$18,936
	Stock Option - unvested and accelerated(1)			$36,867
	Restricted Stock - Unvested and accelerated(2)			$106,295

James Barton	Cash payments			$309,375
	Medical insurance			$13,477
	Stock Option - unvested and accelerated(1)			$49,156
	Restricted Stock - Unvested and accelerated(2)			$108,899

Jeffrey Klugman	Cash payments			$309,375
	Medical insurance			$18,241
	Stock Option - unvested and accelerated(1)			$24,578
	Restricted Stock - Unvested and accelerated(2)			$20,957

(1)	Amounts represent the fair market value of our common stock on January 31, 2007 less the exercise price, multiplied by the number of shares underlying the options subject to accelerated vesting.

(2)	Amounts represent the fair market value of our common stock on January 31, 2007 multiplied by the number of shares subject to accelerated vesting.

(3)	Represents the extension of the expiration date of the award from 90 days after the termination of employment to the remainder of the award's contractual life.

(4)

Pursuant to Mr. Rogers’s change in control agreement, he will be entitled to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event.

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

Rogers Employment Agreement. In connection with the hiring of Thomas S. Rogers, the Vice Chairman of the Board of Directors, as the new President and Chief Executive Officer of TiVo, effective July 1, 2005, we entered into an at-will employment agreement with Mr. Rogers for his position as President and Chief Executive Officer. Pursuant to this agreement, Mr. Rogers is required to devote substantially all of his business time, attention and energies to the business of TiVo, and he shall perform his duties at TiVo’s offices in Alviso, California and at an office to be maintained by TiVo for Mr. Rogers in New York City. Mr. Rogers will be paid cash compensation of $750,000 per year and a target annual bonus of $500,000 per year based on criteria established by the Board’s Compensation Committee. As part of his compensation for his service as President and Chief Executive Officer for fiscal 2006, Mr. Rogers was paid a pro-rated portion of his target annual bonus based on the number of days worked during the fiscal year. Effective March 21, 2007, we entered into an amended and restated employment agreement with Mr. Rogers. Pursuant to this agreement, Mr. Rogers will be paid cash compensation of $800,000 per year and a target annual bonus of $525,000 per year based on criteria established by the Board’s Compensation Committee.

As part of his compensation, Mr. Rogers was also granted stock awards, effective July 1, 2005, comprised of options to purchase 1,000,000 shares of TiVo common stock (vesting monthly over four years), 1,000,000 stock appreciation rights (vesting monthly over four years) and 350,000 shares of restricted stock (vesting in four equal annual installments on the first four anniversaries of the effective date of the employment agreement). In the event that, following the second anniversary of Mr. Rogers’s date of hire, he elects to have TiVo engage a full-time replacement Chief Executive Officer so that he may be elected Chairman of the Board, the vesting period of his stock awards described above will be extended to twice the length of the remaining vesting period at the time of such role conversion, and the number of stock awards vesting on each date will be proportionately adjusted to reflect the extension.

Pursuant to the employment agreement, so long as Mr. Rogers is serving as our President and Chief Executive Officer, he will be nominated to, and if elected by the stockholders of TiVo, be a member of, our Board of Directors.

Pursuant to the employment agreement, we will provide Mr. Rogers with air travel from New York City to Alviso, California, a furnished apartment within 15 miles of our Alviso, California offices, an automobile for Mr. Rogers’s use while working out of our Alviso, California offices and reimbursement for other out-of-pocket expenses defined in the employment agreement as appropriate for a chief executive officer of Mr. Rogers’s stature.

The employment agreement provides that, in the event Mr. Rogers’s employment agreement is terminated as a result of his death or disability, then the greater of (1) 50% of his unvested stock awards or (2) such number of stock awards as would vest if such termination were a result of his termination without “cause” (as defined in the agreement) or resignation for “good reason” (as defined in the agreement), will vest on the date of termination.

The employment agreement also provides that, in the event Mr. Rogers’s employment is terminated by us other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), he will receive eighteen months of salary continuation payments, payable in three equal installments (one-third upon termination, one-third 6 months following termination and one-third 12 months following termination), provided that any amount of salary continuation payments that is unpaid as of the date that is the later of 2.5 months after the end of the calendar year in which Mr. Rogers’s date of termination occurs or 2.5 months after the end of our fiscal year in which Mr. Rogers’s date of termination occurs shall be paid in cash in a lump sum no later than such date. Mr. Rogers will also receive eighteen months of continued welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable). Assuming attainment of applicable performance criteria for the fiscal year in which Mr. Rogers’s employment terminates, Mr. Rogers will receive a pro-rated bonus based upon the actual number of days worked during the fiscal year, payable in a lump sum when bonuses for the fiscal year are paid to other executives. Additionally, that portion of Mr. Rogers’s stock awards that would have vested if he had remained employed for an additional twelve months will be automatically accelerated on the date of termination (treating Mr. Rogers’s restricted stock for this purpose as if it were subject to monthly vesting for the period following the next regularly scheduled vesting date), and each stock award will remain exercisable for the remainder of its original term. Mr. Rogers’s receipt of these severance benefits is conditioned upon his execution of a release, in the form attached to his employment agreement.

Ramsay Employment Agreement. On July 29, 2005, we entered into an at-will employment transition agreement with Michael Ramsay, our former Chief Executive Officer and Chairman of the Board, and a then current member of our Board of Directors. Pursuant to this employment transition agreement, as approved by TiVo’s Board, Mr. Ramsay has provided services to TiVo that include, among other things, assistance with executive transition matters, service as Chairman of the Technology Advisory Committee of TiVo’s Board and TiVo’s beta test program, cooperation with existing or future litigation, and the provision of other advice and assistance that falls within Mr. Ramsay’s knowledge and expertise. Mr. Ramsay’s transition employment agreement may be terminated by either TiVo or Mr. Ramsay at any time. Mr. Ramsay’s entry into this transition employment agreement was conditioned upon his execution of a full and complete general release. The term of Mr. Ramsay’s employment agreement consists of a first transition period, which ram from the effective date of the agreement through September 9, 2005, a second transition period, which will continue for an additional six (6) months, and is renewable for additional six (6) month subsequent transition periods upon mutual agreement. Mr. Ramsay’s transition employment agreement has been renewed and is still in effect through September 8, 2007.

During the second and subsequent transition periods, Mr. Ramsay has remained an employee of TiVo, continues to receive a salary of $100,000 per year, payable monthly, and has continued to be eligible for all standard employee benefit plans and programs. Mr. Ramsay continues to serve as a member of the Board and will only be nominated for future terms on the Board at the mutual agreement of Mr. Ramsay and the Board. As part of his agreement, Mr. Ramsay is eligible to receive any compensation paid or granted to non-employee members of the Board during the Second and Subsequent Transition Periods.

During the term of his employment, TiVo will reimburse Mr. Ramsay for expenses and any time spent in excess of 20 hours per week (including time spent as an employee or providing litigation cooperation) at a rate of

$250 per hour. Following termination of his employment, TiVo will reimburse Mr. Ramsay for expenses and any time spent at a rate of $250 per hour.

For so long as Mr. Ramsay continues to serve as a member of the Board or otherwise as a consultant or employee of TiVo, with the exception of the stock options to purchase 250,000 shares granted on March 11, 2005, all of Mr. Ramsay’s unexercised stock awards will continue to vest and be exercisable, pursuant to the terms of TiVo’s equity plans and stock award agreements as originally granted. The vesting of the stock options to purchase 250,000 shares granted to Mr. Ramsay on March 11, 2005 will be adjusted to double the length of the remaining vesting period and to proportionately adjust the number of stock awards scheduled to vest on each vesting date during the remaining vesting period so that all of the stock awards will be vested at the end of the revised vesting schedule.

The transition employment agreement provides that, in the event Mr. Ramsay’s employment with TiVo is terminated by TiVo other than for “cause” (as defined in the agreement) or “disability” (as defined in the agreement) or is terminated by Mr. Ramsay with “good reason” (as defined in the agreement), he will be entitled to an additional six (6) months of salary from the date of termination and will be eligible for up to an additional six (6) months of benefits.

If, prior to August 1, 2007, Mr. Ramsay’s service as a member of TiVo’s Board is terminated (1) by TiVo for any reason other than for cause, or (2) if Mr. Ramsay resigns from the Board following his “constructive termination as a director” (as defined in the agreement) or (3) if he is not renominated for election to the Board at or following expiration of his current term, or if at anytime Mr. Ramsay’s employment is terminated due to his death or disability, then a portion of Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of termination in an amount equal to the lesser of the number of stock awards which would have vested over the twelve (12) months following the date of termination or the number of stock awards which would have vested had his service terminated on July 31, 2007 (except that such amount cannot be less than six (6) months of vesting). If on or after August 1, 2007 (1) Mr. Ramsay’s service as a member of TiVo’s Board is terminated by TiVo for any reason other than for cause, or (2) if Mr. Ramsay resigns from the Board following his “constructive termination as a director” or (3) if he is not renominated for election to the Board following expiration of his current term, then a portion of Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of termination in an amount equal to the number of stock awards which would have vested over the six (6) months following the date of termination. In addition, in the event that Mr. Ramsay’s employment is terminated due to his death or disability, or his service to the Board is terminated by TiVo other than for cause, if Mr. Ramsay resigns from the Board following his “constructive termination as a director,” or if he is not renominated for election to the Board at or following expiration of his current term, Mr. Ramsay’s then outstanding stock awards will remain exercisable for up to one (1) year following such termination. Should Mr. Ramsay’s employment with TiVo continue after termination of his Board service, he will continue to vest in his then outstanding stock awards in addition to receiving acceleration of those shares described above (such that the shares that would otherwise vest last shall accelerate). Mr. Ramsay’s receipt of severance benefits under the employment transition agreement is conditioned upon his execution of a release.

Additionally, in the event of a “change of control” (as defined in the agreement), Mr. Ramsay’s outstanding, unvested stock awards will automatically accelerate on the date of the change of control as to the lesser of the number of stock awards which would have vested over the twelve (12) months following the date of termination or the number of stock awards which would have otherwise vested through July 31, 2007 (except that such amount cannot be less than nine (9) months of vesting). In addition, in the event of a change of control, Mr. Ramsay’s vested stock awards will remain exercisable for up to one (1) year following any termination of his employment or service to TiVo. Should Mr. Ramsay’s employment with TiVo and/or his Board service continue after such a change of control, Mr. Ramsay will continue to vest in his then outstanding stock awards in addition to receiving acceleration of those shares described above (such that the shares that would otherwise vest last shall accelerate), except that he will not be entitled to any additional acceleration of his stock awards upon a later termination of his Board service.

The employment transition agreement contains restrictive covenants regarding non-competition, confidentiality, non-solicitation and non-disparagement.

Change of Control Severance Agreements. Each of our executive officers, and substantially all of our vice presidents, have executed a change of control severance agreement with us. Pursuant to the terms of these agreements, in the event that, within thirteen months following a “change of control,” as described below, an executive officer or a vice president is terminated other than for “cause” (as defined in the agreement including the willful and continued failure to substantially perform job duties or the commission of an act of fraud, dishonesty, or conviction for a felony involving moral turpitude) or due to a “disability,” (defined as absence from full-time work for six (6) consecutive months), or the executive officer or vice president terminates his or her employment for “good reason,” ( as defined in the agreements including a material reduction in duties, reduction in compensation or benefits, relocation of TiVo’s offices greater than 50 miles), the executive officer or vice president will be entitled to a lump sum payment equal to a percentage of his or her annual base salary and targeted annual bonus of which such percentage is 100% for the Chief Executive Officer applicable to a 18 month period, 100% for the Chief Financial Officer applicable to a 12 month period, 75% for the Senior Vice Presidents applicable to a 12 month period, and 50% for the Vice Presidents applicable to a 12 month period. Only our Chief Executive Officer and Chief Financial Officer’s change in control severance agreements permit them to also terminate their employment with us for “good reason” if, in the case of our CEO, he no longer reports to our Board (or, if we have a parent company, to the Board of our ultimate parent Corporation), or in the case of our CFO, he no longer reports to our CEO (or, if we have a parent company, to the CEO of the parent company). Additionally, effective March 21, 2007, our Board approved an additional provision applicable only to our Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. Pursuant to Mr. Rogers’ employment agreement, Mr. Rogers will be entitled to receive the better of the benefits due under his employment agreement or his change in control agreement in such an event. In addition, the same percentage (as specified above) of options held by the terminated executive officer or vice president will become vested and any restrictions on that specified percentage of shares granted to the executive officer or vice president will immediately lapse. We have also agreed to provide the following benefits to any terminated executive officer or vice president:

•

continued directors’ and officers’ liability insurance for a period of six years not to exceed one hundred fifty percent (150%) of the per annum rate of premium currently paid by us for the insurance; and

•

medical benefits for a period not to exceed 6 months for Vice Presidents, 9 months for Senior Vice Presidents, 12 months for the Chief Financial Officer, and 18 months for the President and Chief Executive Officer from the date of termination.

These agreements do not obligate our executive officers or vice presidents to mitigate losses by seeking other employment or otherwise, and the benefits under these agreements will not be reduced by compensation earned through employment by another employer. These agreements are perpetual unless both parties agree to amend or terminate or the individual is no longer an employee of TiVo.

A “change of control” under these agreements will be deemed to have occurred in the event of:

(i)	a dissolution or liquidation of the Company;

(ii)	a sale of all or substantially all of the assets of the Company;

(iii)	a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote;

(iv)	a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of members of the Board of Directors (“Directors”) has changed;

(v)	a reverse merger in which the Company is the surviving corporation but the shares of the Company’s Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed;

(vi)	an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or

(vii)	for any reason during any period of two (2) consecutive years following the effective date of the agreement, a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.

Additionally, our Amended & Restated 1997 Equity Incentive Plan and our Amended & Restated 1999 Equity Incentive Plan provide for vesting of options upon a “change of control,” as defined in the plans, in the event that during the first thirteen months following the change of control, the option holder’s employment is terminated by the company other than for cause or the employee terminates his or her employment due to a constructive termination. If the change of control provisions are triggered, all employees would be entitled to acceleration of twenty-five percent (25%) of their unvested options, while vice presidents and higher would be entitled to acceleration of fifty (50%) of their unvested options.

DIRECTOR COMPENSATION

Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any other committee of the Board. Each non-employee director of TiVo is eligible for reimbursement for his expenses incurred in connection with attendance at Board meetings in accordance with our policy. In addition, Michael Ramsay, our former Chief Executive Officer, has an employment agreement with the Company which entitles him, in addition to other compensation, to receive the same compensation that non-employee directors of the Company receive.

Additionally, non-employee directors are compensated as follows:

Annual Cash Retainers: As of the August 2, 2006, Annual Meeting of Stockholders, each non-employee director receives a retainer of $20,000 paid annually on the date of the Company’s Annual Meeting of Stockholders. In addition to such annual retainer paid to all non-employee directors, the Chairman of the Audit Committee receives an additional annual retainer of $20,000, the Chairman of the Compensation Committee receives an additional annual retainer of $10,000, and the Chairman of the Nominating and Governance Committee and the chairs of any other Board committees receive an additional annual retainer of $5,000. Furthermore, the members of the Audit Committee receive an annual retainer of $5,000 in addition to the $20,000 annual retainer paid to all non-employee directors, the members of the Compensation Committee receive an annual retainer of $3,000 in addition to the $20,000 annual retainer paid to all non-employee directors, and the members of the Nominating and Governance Committee and any other Board committees receive an annual retainer of $1,000 in addition to the $20,000 annual retainer paid to all non-employee directors.

Board and Committee Meeting Attendance Fees: Non-employee directors do not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, receive an additional $2,000 for each Committee meeting they attend during the year (paid quarterly).

Initial Equity Grants to New Board Members: On the date a new non-employee Board member joins our Board of Directors, the new non-employee director will receive an initial equity grant consisting of an option for 25,000 shares of our common stock, which will vest 1/48th per month over the next four years, and 8,300 restricted shares of our common stock, which will vest 25% annually on the anniversary date of the grant over the next four years. Only non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code of 1986, as amended) are eligible to receive options under the Amended & Restated 1999 Non-Employee Directors Plan, also referred to as the Directors’ Plan. Options granted under the Directors’ Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code. The restricted stock grants received by Non-employee directors are made under the Amended & Restated 1999 Equity Incentive Plan.

Annual Equity Grants: On the date of each Annual Meeting of Stockholders, each continuing non-employee director (except those non-employee directors who joined the Board after the last Annual Meeting who will receive a pro rata annual equity grants based on the number of months served) receives an equity grant consisting of an option for 12,500 shares and 4,200 restricted shares of our common stock, all of which will vest 100% on the first anniversary of their grant.

The exercise price of options under the Directors’ Plan and the grant price of the restricted stock made under the Equity Incentive Plan will be equal to the fair market value of the common stock on the date of grant. The option term is 10 years, but it terminates three months after the optionholder’s service as a director, an employee or a consultant to us or our affiliates terminates. If such termination is due to the optionholder’s disability, the exercise period is extended to 12 months. If such termination is due to the optionholder’s death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. The optionholder may transfer the option by gift to immediate family or for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder’s death. Otherwise, the option exercise rights will pass by the optionholder’s will or by the laws of descent and distribution. Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares subject to the Directors’ Plan and to outstanding options. In that event, the Board will appropriately adjust the Directors’ Plan as to the class and the maximum number of shares subject to the Directors’ Plan and subject to future option grants. It also will adjust outstanding options as to the class, number of shares and price per share subject to such options. Upon a change in control of TiVo, the vesting and exercisability of outstanding options will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options. Vesting for restricted stock grants ceases upon the recipient’s termination of service as a director, an employee, or a consultant of us or our affiliates.

DIRECTOR COMPENSATION TABLE

Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)		All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)		(g)		(h)
Charles B. Fruit	$33,500	$13,675	$32,048		$—		$79,223
Jeffrey T. Hinson	$548	$154	$314		$—		$1,016
Randy Komisar	$52,000	$13,675	$27,223		$—		$92,898
Mark W. Perry	$42,500	$13,675	$27,223		$—		$83,398
Michael Ramsay	$30,500	$13,675	$621,067	(3)	$129,416	(4)	$794,658
Joseph Uva	$30,500	$13,675	$32,048		$—		$76,223
Geoffrey Y. Yang	$65,000	$13,675	$27,223		$—		$105,898
David M. Zaslav	$30,000	$13,675	$27,223		$—		$70,898

(1)	Amounts shown reflect the aggregate dollar amounts of all fees earned in cash for services as a director, including annual cash retainers, committee and/or chairman-ship fees and meeting fees.

(2)

Reflects equity compensation expense recognized in FY 2007, not including assumed forfeitures. These amounts do not solely reflect the expense we incurred with respect to FY 2007 equity awards, but also include expense for awards from prior years that we are still accounting for as an expense. Grant date fair value was determined in accordance with FASB Statement 123(R) and assumptions are consistent with those disclosed in Note 14 Stock-Based Compensation to our Consolidated financial Statements found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007.

(3)	Includes options that were granted to Mr. Ramsay when he was employed as TiVo’s Chief Executive Officer.

(4)

In fiscal year 2007, Mr. Ramsay was compensated according to his employment transition agreement with TiVo Inc. As such, his compensation, excluding stock based compensation, is being classified “All other Compensation, and was comprised of $100,000 in annual salary, $27,688 for Mr. Ramsay’s time during the EchoStar trial, $1,169 in vacation pay, and $559 for group term life insurance.

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of TiVo’s common stock as of May 1, 2007 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table; (iii) all executive officers and directors of TiVo as a group; and (iv) all those known by TiVo to be beneficial owners of more than five percent of TiVo’s common stock.

Beneficial Owner	Beneficial Ownership (1)
	Number of Shares	Percent of Total

Executive Officers and Directors
Thomas Rogers(2)	1,137,489	1.2%
Steven Sordello(3)	21,250	*
James Barton(4)	981,829	1.0%
Jeffrey Klugman(5)	142,082	*
Mark Roberts(6)	233,192	*
Michael Ramsay(7)	3,042,778	3.1%
Geoffrey Y. Yang(8)	2,563,570	2.6%
David Zaslav(9)	102,500	*
Randy Komisar(10)	338,163	*
Mark Perry(11)	120,313	*
Joseph Uva(12)	79,200	*
Charles Fruit(13)	79,200	*
Jeffrey Hinson(14)	10,904	*

5% Stockholders
FMR Corp.(15) 82 Devonshire Street Boston, MA 02109	13,264,964	13.6%
Wellington Management(16) 75 State Street Boston, MA 02109	9,387,582	9.6%

All executive officers and directors as a group (15 persons)(17)	9,121,825	9.4%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G and Form 13F, as applicable, filed with the SEC and information to our knowledge based upon our stock transfer records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission by including securities over which a named person has or shares voting or investment control, as well as securities over which a named person has the right to acquire voting or investment control within 60 days of May 1, 2007, such as, for example, upon exercise of an option that is currently vested or which is scheduled to vest within that 60-day period. Applicable percentages are based on 97,474,913 shares outstanding on May 1, 2007.

(2)

Includes 804,165 shares Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 262,500 shares of restricted stock, which can not be sold or transferred by Mr. Rogers prior to their vesting; 87,500 shares vest annually on the anniversary date of Mr. Rogers’ employment, July 1, 2007 through July 1, 2009. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Rogers’ cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(3)

Includes 6,250 shares Mr. Sordello has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 15,000 shares of restricted stock, which can not be sold or transferred by Mr. Sordello prior to their vesting on August 21, 2007. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Sordello's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(4)

Includes 692,436 shares Mr. Barton has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 28,332 shares of restricted stock, which can not be sold or transferred by Mr. Barton prior to their vesting; 8,332 vest 100% on March 21, 2009 and 20,000 shares vest 100% on March 13, 2008. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Barton’s cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(5)

Includes 133,060 shares Mr. Klugman has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 7,019 shares of restricted stock, which can not be sold or transferred by Mr. Klugman prior to their vesting on March 21, 2009. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Klugman’s cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(6)

Includes 199,008 shares Mr. Roberts has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 26,276 shares of restricted stock, which cannot be sold or transferred by Mr. Roberts prior to their vesting; 6,276 vest 100% on March 21, 2009 and 20,000 shares vest 100% on March 13, 2008. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Roberts' cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(7)

Includes 1,993,749 shares Mr. Ramsay has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 4,200 shares of restricted stock, which can not be sold or transferred by Mr. Ramsay prior to their vesting on August 2, 2008. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Ramsay’s cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares.

(8)

Includes 2,264,990 shares of stock owned by Institutional Venture Partners VII, L.P., 31,746 shares of stock owned by Institutional Venture Management VII, L.P. and 78,819 shares of stock owned by IVP Founders Fund I, L.P. Additionally, includes 2,271 shares of stock owned by Redpoint Ventures II, LLP. and 81,544 shares owned by Redpoint Associates II, L.P. Mr. Yang, one of our directors is a general partner of International Venture Management VII, L.P., the general partner of Institutional Venture Partners VII, L.P., and a general partner of Institutional Venture Management VI, L.P., the general partner of IVP Founders Fund I, L.P. Mr. Yang is also a managing director of Redpoint Ventures II, LC, the general partner of Redpoint Ventures II, LP and the manager of Redpoint Associates II, LP. Mr. Yang disclaims beneficial ownership of these shares except to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to these shares. Also includes 4,200 shares of restricted stock and 100,000 shares Mr. Yang has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(9)

Includes 90,000 shares Mr. Zaslav has the right to acquire pursuant to outstanding options exercisable within 60 days of May 1, 2007. Also includes 12,500 shares of restricted stock, which can not be sold or transferred by Mr. Zaslav prior to their vesting; of which 4,200 shares vest 100% on August 2, 2008 and 8,300 vest 25% on the anniversary date of the grant over the next four years beginning with March 21, 2008 through March 28, 2012. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Zaslav’s cessation of service with TiVo under certain defined circumstances prior to the vesting of the shares. Additionally, pursuant to Mr. Zaslav’s prior affiliation with NBC Universal Cable, he holds 90,000 shares subject to stock options vested and exercisable within 60 days of May 1, 2007 on behalf of NBC and Mr. Zaslav disclaims beneficial ownership thereof.

(10)	Includes 4,200 shares of restricted stock and 100,000 shares Mr. Komisar has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(11)

Includes indirect holdings of 43,756 common shares in the Perry Investment Partnership, 2,355 common shares in the Perry Residential Trust dated 3/27/99, as amended, Mark W. & Mauree Jane Perry, and Trustees, 2 common shares in the MWP Revocable Trust dated 12/01/98. Also includes 4,200 shares of restricted stock and 70,000 shares Mr. Perry has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(12)	Includes 4,200 shares of restricted stock and 75,000 shares Mr. Uva has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(13)	Includes 4,200 shares of restricted stock and 75,000 shares Mr. Fruit has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(14)	Includes 8,300 shares of restricted stock and 2,604 shares Mr. Hinson has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 1, 2007.

(15)

All information regarding FMR Corp. and its affiliates is based on information disclosed in the Schedule 13G filed on February 14, 2007 by FMR Corp. The FMR Corp. Schedule 13G indicates that, at December 31, 2006 (i) Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 12,979,864 of such shares as a result of acting as investment adviser to various investment companies, and the ownership of one investment company, Fidelity Growth Company Fund, amounted to 9,555,359 of such shares and (ii) Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities exchange Act of 1934, was the beneficial owner of 285,100 of such shares as a result of its serving as investment manager of institutional account(s). The FMR Corp. Schedule 13G indicates that, at December 31, 2006, Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each had sole dispositive power over 12,979,864 of such shares while Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, had sole dispositive and voting power over 285,100 of such shares.

(16)

All information regarding Wellington Management Company, LLP, or Wellington, and its affiliates is based on information disclosed in the Schedule 13G filed on February 14, 2007 by Wellington. The Wellington Schedule 13G, indicates that, at December 31, 2006, Wellington was the beneficial owner of 9,387,582 of such shares as a result of acting as investment adviser to various clients that are the holders of record of such shares. The Wellington Schedule 13G indicates that, at December 31, 2006, Wellington had sole dispositive power over zero of such shares and shared dispositive power over 9,387,582 of such shares. Furthermore, Wellington had sole voting power over zero of such shares, shared voting power over 4,962,400 of such shares, and no voting power over 4,425,182 of such shares.

(17)	Includes 4,566,077 shares subject to options exercisable within 60 days of May 1, 2007.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of TiVo Inc. has selected KPMG LLP as our independent public auditors for the fiscal year ending January 31, 2008 and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since the Company’s fiscal year ended January 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent public auditors is not required by our Amended & Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent public auditors at any time during the year if they determine that such a change would be in the best interests of TiVo and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 2 at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent public auditors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE

The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document under the Securities Act of 1933, as amended, or the Securities Exchange Act.

Responsibilities. The Audit Committee of the Board of Directors is currently composed of Messrs. Perry, Fruit, and Hinson, all of whom the Board has determined meet the independence requirements of the SEC and NASDAQ. David Zaslav was formerly a member of the Audit Committee until March 2007. The Audit Committee operates under a written charter that has been adopted by the Board; the current version is attached to this Proxy Statement as Appendix A and is available at www.tivo.com by first clicking “About TiVo Inc.”, then “Investor Relations,” and then “Corporate Governance.” The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for assisting the Board in its general oversight of TiVo’s auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory, and ethical compliance. TiVo’s management is responsible for maintaining TiVo’s books of account and preparing periodic financial statements based thereon, and for maintaining the system of internal controls. The independent auditors are responsible for auditing TiVo’s annual financial statements.

Review with Management and Independent Auditors. In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed with management and the independent auditors, KPMG LLP, together and separately, TiVo’s audited consolidated financial statements contained in TiVo’s Annual Report on Form 10-K for the 2007 fiscal year.

(2)	The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

(3)	The Audit Committee has received from the independent auditors, KPMG LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP the independent auditors’ independence.

(4)	The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in TiVo’s Annual Report on Form 10-K for fiscal 2007, for filing with the SEC. The Audit Committee has appointed KPMG LLP as TiVo’s independent auditors for fiscal 2008. This report is submitted by the Audit Committee.

AUDIT COMMITTEE
Mark W. Perry (Chair)
Charles B. Fruit
Jeffrey Hinson

AUDIT COMMITTEE DISCLOSURES

INDEPENDENT AUDITORS FEES AND SERVICES

In addition to retaining KPMG LLP to audit the consolidated financial statements for fiscal year 2007, TiVo retained KPMG LLP as well as one other auditing firm in the United Kingdom, Blick Rothenberg Chartered Accountants, to provide various accounting services during fiscal 2007. The aggregate fees billed for professional auditing services by KPMG LLP for the fiscal years ended January 31, 2007 and 2006 are as follows (rounded to the nearest $1,000):

	Fiscal Year Ended January 31,
	2007	2006
	KPMG LLP	KPMG LLP
Audit Fees	$1,060,990	$770,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,060,990	$770,000

Audit Fees. This category includes the audit of TiVo’s annual financial statements, review of financial statements included in TiVo’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include fees for professional services rendered for KPMG’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees. This category consists of assurance and related services that were reasonably related to the performance of the audit or review of TiVo’s financial statements and are not reported above under “Audit Fees.” There were no fees paid for fiscal year 2007 and 2006 for services performed under this category.

Tax Fees. This category consists of professional services rendered for tax compliance and tax advice. The services for the fees disclosed under this category were for tax return preparation and technical tax advice regarding prospective business matters.

All Other Fees. This category consists of all other fees including fees billed for professional services that were not the result of an audit or review. There were no fees paid for fiscal year 2007 and 2006 for services provided under this category.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specified budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the fiscal years ended January 31, 2007 and 2006, all services provided by KPMG LLP were pre-approved by the Audit Committee.

PROPOSAL 3

APPROVAL OF AMENDED & RESTATED CERTIFICATE OF INCORPORATION

INCREASING AUTHORIZED SHARES BY 125,000,000

We are proposing to amend and restate our Amended & Restated Certificate of Incorporation to increase the authorized common stock from 150,000,000 shares to 275,000,000 shares (referred to hereafter as the “Authorized Shares Amendment”). No change is proposed in the authorized number of preferred stock. The text of the Authorized Shares Amendment is attached to this Proxy Statement as Appendix B. Currently, we have 150,000,000 shares of common stock authorized, of which 97,474,913 shares are issued and outstanding as of May 1, 2007 and 17,164,240 shares are reserved for issuance under our current equity-based compensation plans.

The Authorized Shares Amendment will be implemented by filing the Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware (the “Certificate of Amendment”). Following the Authorized Shares Amendment, the number of shares of the Company’s authorized common stock will be as follows:

	Common Stock Outstanding	Authorized Common Stock
Pre-Authorized Shares Amendment	97,474,913	150,000,000
Post-Authorized Shares Amendment	97,474,913	275,000,000

REASON FOR AND THE EFFECT OF THE AMENDMENT

Of our 150,000,000 authorized shares of common stock, 97,474,913 were outstanding as of May 1, 2007, and after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under our equity-based compensation plans, approximately 11,549,143 of the 150,000,000 shares authorized in the Amended & Restated Certificate of Incorporation remain available for issuance.

The Board of Directors believes the Authorized Shares Amendment is advisable in order to maintain our financing and capital-raising flexibility, to have sufficient shares available for acquisitions, and other corporate purposes, and to generally maintain our flexibility in today’s competitive, fast-changing environment. There are no present agreements, understandings or plans to issue any of the additional shares that would be authorized by the Authorized Shares Amendment.

Adoption of the Authorized Shares Amendment would enable the Board from time to time to issue additional shares of common stock for such purposes and such consideration as the Board may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which the shares of common stock is at the time listed. As is true for shares presently authorized and unissued, the future issuance of common stock authorized by the Authorized Shares Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.

There are no preemptive rights with respect to shares of our common stock. The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any. Under Delaware law, stockholders will not have any dissenters’ or appraisal rights in connection with the Authorized Shares Amendment.

While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized common stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW

Section 242 of the Delaware General Corporation Law permits the amendment of a corporation’s certificate of incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the holders of at least a majority of the issued and outstanding shares of the effected class approve the action. Because there are no currently issued preferred shares, only the holders of Common Stock of TiVo are required to vote on this action.

EFFECTIVE DATE

The Authorized Shares Amendment will become effective upon the filing of the Authorized Shares Amendment with the Delaware Secretary of State. We intend to file the Authorized Shares Amendment promptly following its approval at the 2007 Annual Meeting of Stockholders.

VOTE REQUIRED

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting will be required to approve the amendment to the Amended & Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s capital stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

OTHER INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange requires TiVo’s directors and executive officers and persons who own more than ten percent of a registered class of TiVo ‘s equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TiVo. Reporting Persons are required by SEC regulation to furnish TiVo with copies of all Section 16(a) forms they file.

To TiVo’s knowledge, based solely on a review of the copies of such reports furnished to TiVo and written representations from certain Reporting Persons that no other reports were required, TiVo believes that during fiscal year 2007 all Reporting Persons complied with all applicable filing requirements.

INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Portions of this proxy statement are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and in our Registration Statements on Form S-3 and S-8. Based on SEC regulations, the “Report of the Audit Committee” on page 34, the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” on page 20 of this proxy statement shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate those sections by reference into a document under the Securities Act or the Securities Exchange Act.

This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

This proxy statement is sent to you as part of the proxy materials for the 2007 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.

AVAILABILITY OF ADDITIONAL INFORMATION

Copies of TiVo’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 have been distributed to stockholders entitled to vote at our 2007 Annual Meeting of Stockholders. Additional copies and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002. The annual report, proxy statement, and Form 10-K are also available on TiVo’s website at www.tivo.com/ir.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL STOCKHOLDERS’ MEETING

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for TiVo’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is February 24, 2008. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to our Corporate Secretary. To be timely, a stockholder’s proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on May 3, 2008 nor earlier than the close of business on April 3, 2008, and must otherwise satisfy the requirements of TiVo’s Amended & Restated Bylaws. If the date of the 2008 Annual Meeting changes by more than thirty (30) days from the date of the 2007 Annual Meeting, a stockholder’s proposal or nomination must be delivered to or mailed and received at our principal executive offices no later than ten (10) calendar days following the first public announcement of the revised date of the 2008 Annual Meeting. A stockholder’s notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the 2008 Annual Meeting:

•	a brief description of the business desired to be brought before the 2008 Annual Meeting and the reasons for conducting the business at the 2008 Annual Meeting;

•	the name and address, as they appear on the corporation’s books, of the stockholder proposing the business;

•	the class and number of shares of TiVo stock which are beneficially owned by the stockholder;

•	any material interest of the stockholder in the business; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in TiVo’s Amended & Restated Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in TiVo’s Amended & Restated Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, TiVo Inc., 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002, or contact Investor Relations by telephone at (408) 519-9677. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or Investor Relations.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2007 Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with the recommendation of the Board, if no recommendation is given, in their own discretion. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Thomas S. Rogers
Chief Executive Officer and President

Alviso, California

                                , 2007

APPENDIX A

AMENDED & RESTATED

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

TIVO INC.

The Board of Directors (the “Board”) of TiVo Inc. (the “Company”) adopted this Amended & Restated Audit Committee Charter (the “Charter”) on May 24, 2004.

I.	The Committee’s Purpose.

The Committee shall assist the Board in its oversight of:

A. The quality and integrity of the Company’s financial statements and other financial information provided to shareholders and others;

B. The engagement and performance of the independent auditors;

C. The Company’s system of internal controls over financial reporting;

D. The performance of the Company’s internal audit function, if any; and

E. Compliance with legal requirements and the Company’s Code of Conduct.

II.	Membership.

A. Size. In accordance with applicable Securities and Exchange Commission and NASDAQ rules, the Committee shall not consist of less than three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.

B. Qualifications. All members shall meet the independence and financial literacy requirements of NASDAQ and the Securities and Exchange Commission, and at least one member shall (1) have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (2) shall be an “audit committee financial expert” as such term is defined in applicable SEC rules.

C. Term. On the recommendation of the Nominating and Governance Committee, the Board shall appoint the members of the Audit Committee, including the Chair. The Board may remove any member at any time for any reason.

III.	Duties and Responsibilities.

The Audit Committee shall oversee the following:

A. External Audit.

1. Appointing, retaining, replacing, compensating and overseeing the independent audit firm, who shall report to, and be directly accountable to, the Committee, for preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company;

2. Reviewing annually with the independent auditors and management of the Company the scope and general extent of the proposed audit;

3. Reviewing and assuring the independence of the independent auditors on at least an annual basis. This review shall cover and include services, fees, quality control procedures and a formal written statement from the independent auditors regarding relationships between the independent auditors and the Company, consistent with Independence Standard Board Standard No. 1;

4. Reviewing, if applicable, whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor;

5. Confirming with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

6. Pre-approving all audit and permitted non-audit services to be performed by the independent auditors;

7. Discussing with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 as then in effect relating to the conduct of the audit;

8. Discussing with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls over financial reporting, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

9. Reviewing any problems or difficulties encountered by the independent auditors during the course of the audit (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting), including, but not limited to (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company;

10. Reviewing the use of independent public accountants other than the appointed independent auditors; and

11. Establishing policies for the hiring of employees and former employees of the independent auditor.

B. Financial Statements and Reporting.

1. Reviewing and discussing with management and the independent auditors the Company’s accounting and financial reporting policies and practices, including any significant changes. This shall include consideration of alternative accounting treatments, significant estimates and judgments, as well as a review of the quality and acceptability of such accounting and reporting policies and practices;

2. Reviewing with management and the independent auditors the effect of new or proposed auditing, accounting and reporting standards and management's plan to implement required changes;

3. Reviewing and discussing with management, the independent auditors and the internal auditor, if any, significant risks and exposures to the Company and the steps management has taken to minimize or manage such risks;

4. Reviewing and discussing with management and the independent auditor any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities of which the Committee is made aware that do not appear on the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses;

5. Reviewing with the independent auditors and management the results of the independent auditors’ review of the quarterly financial statements, including management’s discussion and analysis and any significant accounting or disclosure issues, prior to filing Quarterly Reports on Form 10-Q with the SEC;

6. Reviewing the annual audited financial statements, including management’s discussion and analysis, and the results of the audit for each fiscal year of the Company with the independent auditors and appropriate management representatives, and recommending to the Board inclusion of the financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC;

7. Reviewing the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company’s periodic reports to be filed with the Securities and Exchange Commission, including disclosures to the Committee of (a) significant deficiencies in the design or operation of internal controls over financial reporting, (b) significant changes in internal controls over financial reporting, and (c) any fraud involving management or other employees who have a significant role in the Company’ internal controls over financial reporting; and

8. Reviewing and discussing the Company’s quarterly financial results and related press release with management and the independent auditors prior to the release of such information to the public.

C. Internal Controls Over Financial Reporting.

1. Reviewing with management, the internal auditor, if any, and the independent auditors the adequacy of the Company’s internal controls over financial reporting, including computerized information system controls and security;

2. Reviewing with management the scope and results of management’s evaluation of disclosure controls and procedures and assessment of internal controls over financial reporting, including the related certifications to be included in the Company’s periodic reports filed with the Securities and Exchange Commission; and

3. Reviewing with the independent auditors the scope and results of their review of management’s assessment of internal controls over financial reporting.

D. Internal Audit.

1. Reviewing the necessity of, and making any recommendations to the Board with respect to, any proposed appointment, replacement or dismissal of any internal auditor for the Company;

2. Reviewing the proposed scope and plan for conducting any internal audits of Company operations and obtaining reports of significant findings and recommendations, together with management's corrective action plans;

3. Ensuring the internal audit function, if any, has sufficient authority, support and access to Company personnel, facilities and records to carry out its work without restrictions or limitations;

4. Reviewing the internal audit function, if any, of the Company, including its charter, plans, activities, staffing and organizational structure;

5. Reviewing the progress of the internal audit program, if any, and any key findings and, as necessary, management's action plans to address such findings.

E. Compliance.

1. Periodically reviewing the Company’s policies with respect to legal compliance, conflicts of interest and ethical conduct;

2. Ensuring the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential submission of complaints by employees regarding such matters; and

3. Recommending to the Board of Directors any changes in ethics or compliance policies that the Committee deems appropriate.

F. Other Responsibilities.

1. Approving all related party transactions, as defined by applicable law, rules or regulations;

2. Preparing the Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

3. Conducting annually a self-assessment with the goal of continuing improvement; and

4. Reviewing and assessing the adequacy of this Charter, which shall be included in the Company’s annual proxy statement at least once every three years.

In addition to the above responsibilities, the Committee will undertake such other duties as the Board of Directors delegates to it. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

III.	Meetings and Operational Matters.

A. Timing. The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable.

B. Procedures and Notice. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the Company’s Articles of Incorporation, Bylaws, and applicable law.

C. Participation. Any director who is not a member of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

D. Minutes. The Committee shall keep minutes of each meeting.

E. Subcommittees. Delegate any or all of its responsibilities to a subcommittee with final decision-making authority on behalf of the Committee, to the extent consistent with the Company’s Articles of Incorporation, Bylaws, Corporate Governance Guidelines, and applicable law.

F. Reports. At each regularly scheduled meeting of the Board of Directors, the Committee shall provide the Board with a report of the Committee's activities and proceedings.

G. Executive Sessions. The Committee shall meet separately, periodically, with management, with the internal auditor, and with the independent auditors.

H. Outside Experts. The Committee has the power to retain any independent counsel, experts, or advisors, as appropriate, at the Company’s expense. The Committee may also use the services of the Company’s regular legal counsel or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

I. Reliance. In carrying out its duties, the Committee will act in reliance on management, the independent public accountants, internal auditors, and outside advisors and experts, as it deems necessary or appropriate.

IV.	Authority.

Any action duly and validly taken by the Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board of Directors and may be certified as such by the Corporate Secretary or other authorized officer of the Company.

LIMITATION OF THE AUDIT COMMITTEE’S ROLE

The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements, and independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP. The independent auditors’ responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with GAAP. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in conformity with GAAP. Further, it is not the duty of the Audit Committee to assure compliance with applicable laws, regulations, or the Company’s Code of Conduct.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TIVO INC.

THOMAS S. ROGERS and MATTHEW P. ZINN hereby certify that:

1. The name of this corporation is TIVO INC. The name under which this corporation was originally incorporated is Teleworld Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is August 4, 1997.

2. They are the duly elected and acting President and Secretary, respectively, of TiVo Inc., a Delaware corporation.

3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of the corporation is TiVo Inc. (the “Corporation” or the “Company”).

II.

The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of the Corporation’s registered agent at said address is Amerisearch Corporate Services Inc.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is two hundred eighty-five million (285,000,000) shares. Two hundred seventy-five million (275,000,000) shares shall be Common Stock, each having a par value of one tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one tenth of one cent ($.001).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C. Five million (5,000,000) of the authorized shares of Preferred Stock are hereby designated “Series A Convertible Preferred Stock.”

D. The rights, preferences, privileges, restrictions and other matters relating to the Series A Convertible Preferred Stock are as follows:

1. Dividend Rights.

(a) The holders of shares of Series A Convertible Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends payable in cash on a quarterly basis in arrears, in an amount per share (rounded to the nearest cent) equal to the percentage Dividend Rate (calculated as set forth below) applied to $30 (the “Original Series A Purchase Price”) for each share of Series A Convertible Preferred Stock, plus all accrued and unpaid dividends (whether or not compounded) on such share of Series A Convertible Preferred Stock from the date of original issuance of the Series A Convertible Preferred Stock (the “Original Issue Date”). With respect to each share of Series A Convertible Preferred Stock, such dividends shall accrue daily and be paid and compounded quarterly on the first day of January, April, July and October (each such date a “Payment Date” and each period commencing on each Payment Date and ending on the date immediately prior to the succeeding Payment Date, or if earlier, the date on which such share is converted, redeemed, paid out upon liquidation, exchanged for other property or otherwise retired, a “Dividend Period”) in each year commencing with a payment on the first Payment Date following the Original Issue Date of dividends accrued from the Original Issue Date to the Record Date. Each such dividend shall be payable to the holders of record of shares of Series A Convertible Preferred Stock as they appear on the share register of the Company on the corresponding Record Date. As used herein, the term “Record Date” means, with respect to the dividend payable on January 1, April 1, July 1 and October 1, respectively of each year, the preceding December 15, March 15, June 15 and September 15, or such other record date, not more than 60 days or less than 10 days preceding the Payment Dates thereof, as shall be fixed by the Board. The “Dividend Rate” for any Dividend Period shall be:

(i) the average of the Non-Government Institutional Funds, 7-day Yields Current Rates simple average displayed as the NON-GOVERNMENT INST. FUNDS, SIMPLE AVERAGE rate by iMoneyNet, Inc. on the Money Fund Selector page of its website (http://ibcdata.com/mfs/iotopper.htm#gp) (or any successor non-government institutional simple average rate similarly reported or such rate as reported on any successor webpage) on the first day of each calendar month in such Dividend Period (or on the Original Issue Date for the initial Dividend Period); or

(ii) if such rate (or such successor rate) is not so displayed, or ceases to be updated by iMoneyNet, Inc. (or any successor thereto), a money funds yield index rate providing a similar rate reported on a monthly basis by any other reputable source as mutually agreed among the Company (as approved by a resolution of the Board of Directors of the Company) and the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, or, if not so agreed within 60 days, as specified by a nationally recognized money center bank located in the State of New York reasonably acceptable to the Company (as approved by a resolution of the Board of Directors of the Company) and the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock; provided that until such alternative money funds yield index rate is selected, the Dividend Rate shall be the last Dividend Rate calculated pursuant to clause (i) above.

Upon the fixing of the Dividend Rate for any Dividend Period, the Company will cause to be filed with the Secretary of the Company and mailed to each holder of Series A Convertible Preferred Stock a certificate setting forth such rate and, if the rate is established pursuant to clause (ii) above, identifying the source of such rate.

(b) The amount of dividends payable for each full Dividend Period for the Series A Convertible Preferred Stock shall be computed by dividing the Dividend Rate in effect for such Dividend Period by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, shall be computed on the basis of twelve 30-day months and a 360-day year.

(c) Dividends on the Series A Convertible Preferred Stock shall accumulate and compound quarterly whether or not the Company has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends will accumulate and compound quarterly to the extent they are not paid. The Company shall take all actions required or permitted under the General Corporation Law of Delaware to permit the payment of dividends on the Series A Convertible Preferred Stock and shall declare and pay such dividends to the extent there are funds legally available therefor.

(d) So long as any shares of Series A Convertible Preferred Stock are outstanding, except as described in the next succeeding sentence, unless full cumulative dividends on all outstanding shares of Series A Convertible Preferred Stock for all past dividends have contemporaneously been declared and paid in full or declared and consideration sufficient for the payment thereof set apart for such payment on the Series A Convertible Preferred Stock, then: (A) no dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Common Stock or any other series of Preferred Stock; (B) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Common Stock or any other series of Preferred Stock; (C) no shares of Common Stock or any other series of Preferred Stock shall be purchased, redeemed or otherwise acquired or retired for value (except by (i) conversion into or an exchange for shares of Common Stock or (ii) acquisition of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company) by the Company or any entity as to which the Company owns, directly or indirectly, more than 50% of such entity’s stock (or similar voting interests) entitled to vote generally in the election of directors (or other governing body) (a “Subsidiary”); and (D) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Common Stock or any other series of Preferred Stock by the Company or any of its Subsidiaries. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Convertible Preferred Stock, such payment shall be distributed ratably among the holders of Series A Convertible Preferred Stock based upon the aggregate accrued but unpaid dividends on the Series A Convertible Preferred Stock held by each holder.

(e) Subject to Section 6(e), upon the election of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock may irrevocably waive their right to receive dividends pursuant to paragraph (a) above. Following notice of such waiver to the Company, the Company shall not be obligated to pay any dividends on the Series A Convertible Preferred Stock accruing after receipt of such notice; provided that the Company shall be required to pay any dividends that have accrued and not been paid for prior Dividend Periods and for the portion of the Dividend Period elapsed to the date of such waiver on the next succeeding Payment Date.

(f) In addition and not in lieu of the foregoing, when and if the Board of Directors shall declare a dividend payable with respect to the then outstanding shares of Common Stock, the holders of the Series A Convertible Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the largest number of whole shares of Common Stock into which each share of Series A Convertible Preferred Stock could then be converted pursuant to Section 4 hereof. Any such declared and unpaid dividends will be payable first to the holders of Series A Convertible Preferred Stock and then to the holders of Common Stock.

2. Voting Rights.

(a) General Rights. Except as otherwise provided herein or as required by law, the Series A Convertible Preferred Stock shall vote together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company upon the following basis: each holder of shares of Series A Convertible Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder’s aggregate number of shares of Series A Convertible Preferred Stock are convertible (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for such meeting.

(b) Separate Vote of Series Preferred. The vote of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock, voting separately as a class, shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or the Bylaws of the Company, whether by merger, consolidation or otherwise that adversely affects the Series A Convertible Preferred Stock in a discriminatory manner;

(ii) Any alteration or change in the voting powers, preferences, dividend rights, or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Convertible Preferred Stock that adversely affects the Series A Convertible Preferred Stock;

(iii) Any increase or decrease (other than by redemption in accordance with Section 6 or conversion in accordance with Section 4) in the number of authorized or issued shares of Series A Convertible Preferred Stock;

(iv) Any authorization, creation or issuance, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking on a parity with or senior to the Series A Convertible Preferred Stock in right of redemption, liquidation preference, voting or dividends;

(v) Any redemption, repurchase, payment of dividends or other distributions with respect to Common Stock or other series of Preferred Stock (except for acquisitions of Common Stock by the Company pursuant to employee agreements which permit the Company to repurchase such shares upon termination of services to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer by an employee) unless the Company permits the Series A Convertible Preferred Stock to participate in such redemption, repurchase, payment of dividends or other distributions on a pro-rata, as-converted basis;

(vi) Any Asset Transfer, Acquisition or any merger, consolidation or other combination of the Company with or into any other corporation, entity or person, or any other corporate reorganization to which the Company is a direct party, provided that such separate vote of the Series A Convertible Preferred Stock shall not be necessary for such transaction where: (1) in the case of a transaction in which holders of Common Stock receive cash, adequate provision is made in the agreement for such transaction for the holders of Series A Convertible Preferred Stock to receive cash in an amount equal to the aggregate Liquidation Preference of the Series A Convertible Preferred Stock, or (2) in the case of a transaction in which holders of Common Stock receive securities listed on a national securities exchange, adequate provision is made in the agreement for such transaction for the holders of Series A Convertible Preferred Stock to receive shares of preferred stock of the issuer of such securities with substantially identical rights, powers, preferences or privileges as enjoyed by the Series A Convertible Preferred Stock, which shall be initially convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock would have been entitled to receive in such transaction. By way of clarification, a separate vote of the holders of Series A Convertible Preferred Stock shall not be required under this clause (vi) for any merger, consolidation or other combination of a direct or indirect subsidiary of the Company with or into any other corporation, entity or person (other than the Company) in which the outstanding shares of Common Stock are not affected.

3. Liquidation Rights.

(a) Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock or any other series of Preferred Stock, the holders of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company an amount per share in cash equal to the greater of (i) the Original Series A Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus the amount of all accrued and unpaid dividends (whether or not compounded) on the Series A Convertible Preferred Stock (whether or not declared and whether of not funds are legally available therefor) for each share of Series A Convertible Preferred Stock held by them; and (ii) an amount equal to the amount the holders of the Series A Convertible Preferred Stock would have received upon liquidation, dissolution or winding up had such holders converted their shares of Series A Convertible Preferred Stock in accordance with the terms of Section 4 into shares of Common Stock (such greater amount being the “Liquidation Preference”). If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series A Convertible Preferred Stock of the Liquidation Preference set forth in this Section 3(a), then such assets shall be distributed among the holders of Series A Convertible Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) After the payment of the full Liquidation Preference of the Series A Convertible Preferred Stock as set forth in Section 3(a) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

(c) For purposes of this Section 3, provided that the holders of Series A Convertible Preferred Stock have received notice and a prior opportunity to convert their shares to Common Stock in accordance with Section 4 below, the following events shall be deemed a liquidation:

(i) the completion of any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization to which the Company is a direct party, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred (an “Acquisition”); provided, by way of clarification, any merger, consolidation or other combination of a direct or indirect subsidiary of the Company with or into any other corporation, entity or person (other than the Company) in which the outstanding shares of Common Stock are not affected shall not constitute an Acquisition; or

(ii) the completion of a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company for which approval of the stockholders is required under Section 271 of the Delaware General Corporation Law (an “Asset Transfer”).

4. Conversion Rights. The holders of the Series A Convertible Preferred Stock shall have the following rights with respect to the conversion of the Series A Convertible Preferred Stock into shares of Common Stock (the “Conversion Rights”):

(a) Optional Conversion. Subject to and in compliance with the provisions of this Section 4, any shares of Series A Convertible Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the “Series A Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Series A Convertible Preferred Stock being converted.

(b) Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Convertible Preferred Stock (the “Series A Conversion Rate”) shall be the quotient obtained by dividing (x) the Original Series A Purchase Price, plus dividends accrued and not paid (whether or not compounded), by (y) the “Series A Conversion Price”, calculated as provided in Section 4(c).

(c) Conversion Price. The conversion price for the Series A Convertible Preferred Stock shall initially be the lesser of (i) $30 or (ii) three (3) times the Closing Average (as defined in the Investment Agreement, dated June 9, 2000 between the Company and America Online, Inc.) (the “Series A Conversion Price”). The Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

(d) Mechanics of Conversion. Each holder of Series A Convertible Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Convertible Preferred Stock being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Series A Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Convertible Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Convertible Preferred Stock shall not be deemed to have converted such Series A Convertible Preferred Stock until immediately prior to the closing of the sale of such securities.

(e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision or split-up of the outstanding Common Stock without a corresponding subdivision or split-up of the Series A Convertible Preferred Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Convertible Preferred Stock, the Series A Convertible Preferred Stock outstanding before the combination shall be proportionately increased. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective. The provisions of this clause shall similarly apply to successive subdivisions, split-ups and combinations.

(f) Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution. The provisions of this clause shall similarly apply to successive dividends or distributions.

(g) Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in paragraph (h) below) (any of the foregoing being hereinafter in this subparagraph (g) called the “Securities”), then, in each such case, the Series A Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Series A Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the Fair Market Value of the Common Stock as of the record or issuance date mentioned above, less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the Securities so distributed allocable to one share of Common Stock, and the denominator of which shall be the Fair Market Value of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the day following the record date for the determination of stockholders entitled to receive such distribution. The provisions of this clause shall similarly apply to successive distributions. In the event that such distribution is not so made, the Series A Conversion Price shall again be adjusted to be the Series A Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such distribution had not been fixed. For purposes of the above calculation, “Fair Market Value” of one share of Common Stock as of any date means:

(i) (A) the average of the closing prices quoted on Nasdaq National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (B) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the ten (10) trading days immediately preceding such date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day; and

(ii) in all other circumstances, the fair market value per share of Common Stock as determined in good faith by the Board of Directors.

(h) In case the Company shall issue warrants or other rights to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock (as defined for purposes of this subparagraph (h) in paragraph (g) above) as of the record date for the determination of stockholders entitled to receive such rights or warrants, the Series A Conversion Price in effect after such record date shall be determined by multiplying the Series A Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such Fair Market Value, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date for issuance of such rights or warrants plus the total number of shares of Common Stock receivable upon exercise of such rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. The provisions of this clause shall similarly apply to successive issuances of such warrants or rights. In the event that such rights or warrants are not so issued, the Series A Conversion Price shall again be adjusted to be the Series A Conversion Price which would then be in effect if such record date had not been fixed.

(i) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event each holder of Series A Convertible Preferred Stock (whether outstanding or thereafter issued) shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(j) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company’s assets or other capital reorganization of the Common Stock (a “Capital Reorganization”) (other than an Acquisition or Asset Transfer as defined in Section 3(c) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such Capital Reorganization, provision shall be made so that the holders of the Series A Convertible Preferred Stock (whether outstanding or thereafter issued) shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Convertible Preferred Stock after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of each Series A Convertible Preferred Stock Price then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. In the event that the Corporation is not the surviving entity of any such Capital Reorganization, each share of Series A Convertible Preferred Stock shall become shares of preferred stock of such surviving entity, with the same powers, rights and preferences as provided herein.

(k) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Convertible Preferred Stock, if the Series A Convertible Preferred Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Convertible Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(l) Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or otherwise participate in any event for which the Series A Conversion Price is adjusted pursuant to Section 4, (ii) any subdivision or combination of the outstanding Common Stock, (iii) any recapitalization or reclassification of or other change in the Common Stock or any Capital Reorganization, (iv) any event for which the Series A Conversion Price is adjusted pursuant to Section 4, (v) any Acquisition (as defined in Section 3(c)), any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(c)), or (vi) any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or other event and a description of such dividend, distribution or other event, (B) the date on which any such subdivision, combination, reorganization, reclassification, recapitalization, Capital Reorganization, transfer, consolidation, Acquisition, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such subdivision, combination, reorganization, reclassification, recapitalization, Capital Reorganization, transfer, consolidation, Acquisition, merger, Asset Transfer, dissolution, liquidation or winding up.

(m) Automatic Conversion.

(i) Each share of Series A Convertible Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, based on the then-effective Series A Conversion Price if the closing price of the Common Stock (as reported on the Nasdaq National Market System) exceeds $30 for eighteen (18) trading days in any twenty (20) consecutive trading-day period (an “Automatic Conversion Event”).

(ii) The Corporation will promptly provide to each holder of Series A Convertible Preferred Stock written notice, delivered to such holder’s address as shown in the Company’s books, of the occurrence of an Automatic Conversion Event, which shall include a table showing the closing prices of the Common stock as reported on the Nasdaq National Market System for the twenty (20) trading day period referred to in paragraph (i) above and shall specify the Series A Conversion Price and the Series A Conversion Rate in effect upon the date of the Automatic Conversion Event.

(iii) Upon the occurrence of the Automatic Conversion Event specified in paragraph (i) above, the outstanding shares of Series A Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Convertible Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred in accordance with the provisions of Sections 4(a) through 4(d).

(n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s closing price on the date of conversion.

(o) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(p) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(q) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Convertible Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered.

(r) No Dilution or Impairment. Without the consent of the holders of then outstanding Series A Convertible Preferred Stock as required under Section 2(b), the Company shall not amend its Amended and Restated Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose or having the effect of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against dilution or other impairment.

5. No Preemptive Rights. Stockholders shall have no preemptive rights except as granted by the Company pursuant to written agreements.

6. Redemption. The shares of Series A Convertible Preferred Stock shall be redeemable as follows:

(a) Subject to Section 6(e) below, the Series A Convertible Preferred Stock may be redeemed by the Company at any time after the third anniversary of the Original Issue Date, at the Company’s sole discretion, in whole but not in part, at a redemption price per share equal to the Original Series A Purchase Price plus all compounded or accrued and unpaid dividends as of the Redemption Date (including the pro rata portion of the dividend for the quarter in which the redemption occurs), whether or not declared and whether or not funds are legally available therefor, in each case as adjusted for any stock dividends, combinations or splits or similar events with respect to such shares (the “Redemption Price”). The Redemption Price shall be payable, at the Company’s sole discretion, in either cash or a number of fully paid and nonassessable shares of Common Stock having an aggregate value (which for the purposes of redemption by the Company pursuant to this Section 6(a) shall be based upon the average closing price of the Common Stock (as reported on the Nasdaq National Market System) for the ten (10) trading days preceding the Redemption Date) equal to the Redemption Price.

(b) Redemption Date. The Corporation shall redeem the shares of Series A Convertible Preferred Stock to be redeemed hereunder on a date no earlier than 30 and no later than 60 days after the date notice of redemption is provided to the holders of Series A Convertible Preferred Stock; provided that any holder of Series A Convertible Preferred Stock who elects to convert any shares of Series A Convertible Preferred Stock into Common Stock in accordance with Section 4(d) at any time prior to the Redemption Date shall not have such shares redeemed, but rather such shares shall be converted into Common Stock (or such other securities or assets receivable upon adjustment of the Series A Conversion Price) in accordance with Section 4. Such date shall be a “Redemption Date” for the Preferred Stock as described herein.

(c) At least thirty (30) days prior to the Redemption Date for the Series A Convertible Preferred Stock, written notice shall be mailed, postage prepaid, to each holder of record of Series A Convertible Preferred Stock, at such holder’s post office address last shown on the records of the Corporation, notifying such holder of the redemption of such shares to be redeemed at that time, specifying the Redemption Date, the Redemption Price (including the manner of payment of the Redemption Price), and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder’s certificate or certificate's representing the shares to be redeemed (such notice is hereinafter referred to as the “Redemption Notice”). On or after the Redemption Date, each holder of Series A Convertible Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each surrendered certificates shall be canceled and the Company shall deliver notice to the bank or trust company of such surrender for purposes of paragraph (d) below. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of Series A Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not subsequently be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(d) Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit the Redemption Price of all shares of Series A Convertible Preferred Stock with a bank or trust company having aggregate capital and surplus in excess of $10,000,000,000 as a trust fund for the benefit of the respective holders of the shares designated for the redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Company that such holder has surrendered such holder’s share certificate to the Company pursuant to Section 6(c) above. Such instructions shall also provide that any funds deposited by the Company pursuant to this Section 6(d) for the redemption of shares of Series A Convertible Preferred Stock subsequently converted into shares of Common Stock no later than the Redemption Date shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 6(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date shall be returned to the Company upon its request expressed in a resolution of its Board of Directors.

(e) At any time following the Original Issue Date, upon election of the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock to waive the right to receive dividends on the Series A Convertible Preferred Stock in accordance with Section 1(c), the Series A Convertible Preferred Stock thereafter shall not be redeemable by the Company pursuant to this Section 6.

7. Reacquired Shares. Any shares of Series A Convertible Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred

Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

IV.

A. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

(1) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

(2) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and to any restrictions or limitations of applicable law, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(3) Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Corporation, entitled to vote at an election of directors (the “Voting Stock”). The Board of Directors or any individual director may not be removed from office without cause.

(4) Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B. (1) Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

(2) The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

(3) There shall be no cumulative voting by the stockholders of this Corporation.

(4) No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

(5) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

V.

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VI.

A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VI, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles IV, V and VI.

IN WITNESS WHEREOF, TiVo Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary this              day of             , 2007.

TIVO INC.

By:
Thomas S. Rogers, President

ATTEST:

By:
Matthew P. Zinn, Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TIVO INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of TiVo Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated                                 , 2007, and hereby appoints Thomas S. Rogers and Matthew Zinn, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2007 Annual Meeting of Stockholders of TiVo Inc., to be held on August 1, 2007, at 10:30 a.m., at the offices of Latham & Watkins LLP. at 140 Scott Drive, Menlo Park, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of the three named directors to hold office until the 2010 Annual Meeting of Stockholders; (2) for the ratification of the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending January 31, 2008; (3) for the amendment of the Company’s Amended & Restated Certificate of Incorporation to increase the number of shares authorized to be issued under the Certificate of Incorporation by 125,000,000; and as recommended by the Board, or if no recommendation is given, at the discretion of said proxies on such other matters as may come before the meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example.

1.	Election of Directors: ☐ FOR all nominees (except as indicated); ☐ WITHHOLD authority to vote for all nominees Nominees: Charles B. Fruit, Jeffrey T. Hinson, and David M. Zaslav.

If you wish to withhold authority to vote for any individual nominee, strike a line through that individual’s name.

2.	To ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending January 31, 2008. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	To approve an amendment to the Company’s Amended & Restated Certificate of Incorporation to increase the number of shares authorized to be issued under the Certificate of Incorporation by 125,000,000 shares. ☐ FOR ☐ AGAINST ☐ ABSTAIN

Note: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned in the enclosed envelope.

SIGNATURE(S)

DATE

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.